MERCURY FINANCE COMPANY



                              SENIOR NOTE AGREEMENT



                            Dated as of April 5, 1996










Re:                 $31,000,000 6.76% Senior Notes, Series A,
                                due April 5, 1999
                    $15,000,000 6.94% Senior Notes, Series B,
                                due April 5, 2000
                    $10,000,000 7.02% Senior Notes, Series C,
                                due April 5, 2001
                                       and
                    $4,000,000 7.14% Senior Notes, Series D,
                                due April 5, 2002








                                TABLE OF CONTENTS


SECTION                              HEADING                                PAGE

SECTION 1.  ISSUANCE AND SALE OF NOTES. . . . . . . . . . . . . . . . . . .    1
     Section 1.1.  Issue of Notes . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.2.  The Closing  . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.3.  Other Agreements . . . . . . . . . . . . . . . . . . . .    3
     Section 1.4.  Representations of Purchaser . . . . . . . . . . . . . .    3
     Section 1.5.  Failure to Deliver . . . . . . . . . . . . . . . . . . .    4
     Section 1.6.  Expenses . . . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 2.  WARRANTIES AND REPRESENTATIONS  . . . . . . . . . . . . . . . .    5
     Section 2.1.  Subsidiaries and Affiliates  . . . . . . . . . . . . . .    5
     Section 2.2.  Organization and Authority . . . . . . . . . . . . . . .    5
     Section 2.3.  Indebtedness . . . . . . . . . . . . . . . . . . . . . .    5
     Section 2.4.  Financial Statements . . . . . . . . . . . . . . . . . .    6
     Section 2.5.  Full Disclosure  . . . . . . . . . . . . . . . . . . . .    6
     Section 2.6.  Pending Litigation . . . . . . . . . . . . . . . . . . .    6
     Section 2.7.  Title to Properties  . . . . . . . . . . . . . . . . . .    6
     Section 2.8.  Sale is Legal and Authorized . . . . . . . . . . . . . .    7
     Section 2.9.  No Defaults  . . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.10.  Governmental Consent  . . . . . . . . . . . . . . . . .    7
     Section 2.11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.12.  Use of Proceeds; Margin Regulations . . . . . . . . . .    8
     Section 2.13.  Private Offering  . . . . . . . . . . . . . . . . . . .    8
     Section 2.14.  Compliance with Law . . . . . . . . . . . . . . . . . .    8
     Section 2.15.  Restrictions  . . . . . . . . . . . . . . . . . . . . .    9
     Section 2.16.  Employee Retirement Income Security Act of 1974 . . . .    9
     Section 2.17.  Certain Laws  . . . . . . . . . . . . . . . . . . . . .    9
     Section 2.18.  Environmental Compliance  . . . . . . . . . . . . . . .   10

SECTION 3.  CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . .   10
     Section 3.1.  Opinions of Counsel  . . . . . . . . . . . . . . . . . .   10
     Section 3.2.  Warranties and Representations True as of Closing Date .   10
     Section 3.3.  Compliance with this Agreement . . . . . . . . . . . . .   11
     Section 3.4.  Officers' Certificate  . . . . . . . . . . . . . . . . .   11
     Section 3.5.  Legal Fees . . . . . . . . . . . . . . . . . . . . . . .   11
     Section 3.6.  Related Transactions . . . . . . . . . . . . . . . . . .   11
     Section 3.7.  Proceedings Satisfactory . . . . . . . . . . . . . . . .   11
     Section 3.8.  Legal Investment . . . . . . . . . . . . . . . . . . . .   11



SECTION 4.  PURCHASER'S SPECIAL RIGHTS  . . . . . . . . . . . . . . . . . .   11
     Section 4.1.  Direct Payment . . . . . . . . . . . . . . . . . . . . .   11
     Section 4.2.  Delivery Expenses  . . . . . . . . . . . . . . . . . . .   12
     Section 4.3.  Issue Taxes  . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 5.  PREPAYMENTS; PURCHASES  . . . . . . . . . . . . . . . . . . . .   12
     Section 5.1.  Optional Prepayments . . . . . . . . . . . . . . . . . .   12
     Section 5.2.  Notice of Optional Prepayments . . . . . . . . . . . . .   13
     Section 5.3.  Prepayment upon Change in Control  . . . . . . . . . . .   13
     Section 5.4.  Allocation of Prepayments  . . . . . . . . . . . . . . .   14
     Section 5.5.  Surrender of Notes on Prepayment . . . . . . . . . . . .   14
     Section 5.6.  Payments Due on Saturdays, Sundays and Holidays  . . . .   14
     Section 5.7.  Purchase Offers  . . . . . . . . . . . . . . . . . . . .   14
     Section 5.8.  No Other Prepayments . . . . . . . . . . . . . . . . . .   15

SECTION 6.  REGISTRATION; SUBSTITUTION OF NOTES . . . . . . . . . . . . . .   15
     Section 6.1.  Registration of Notes  . . . . . . . . . . . . . . . . .   15
     Section 6.2.  Exchange of Notes  . . . . . . . . . . . . . . . . . . .   15
     Section 6.3.  Replacement of Notes . . . . . . . . . . . . . . . . . .   15

SECTION 7.  BUSINESS COVENANTS  . . . . . . . . . . . . . . . . . . . . . .   16
     Section 7.1.  Payment of Taxes and Claims  . . . . . . . . . . . . . .   16
     Section 7.2.  Maintenance of Properties and Existence  . . . . . . . .   16
     Section 7.3.  Payment of Notes and Maintenance of Office . . . . . . .   17
     Section 7.4.  Disposal of Ownership of a Restricted Subsidiary . . . .   17
     Section 7.5.  Sale of Assets or Merger . . . . . . . . . . . . . . . .   18
     Section 7.6.  Liens and Encumbrances . . . . . . . . . . . . . . . . .   20
     Section 7.7.  Permitted Debt . . . . . . . . . . . . . . . . . . . . .   22
     Section 7.8.  Limitations on Debt  . . . . . . . . . . . . . . . . . .   22
     Section 7.9.  Limitations on Commercial Paper  . . . . . . . . . . . .   23
     Section 7.10.  Consolidated Adjusted Net Worth and Consolidated
          Subordinated
                    Debt  . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 7.11.  Earnings Available for Fixed Charges  . . . . . . . . .   23
     Section 7.12.  Restricted Payments . . . . . . . . . . . . . . . . . .   23
     Section 7.13.  ERISA Compliance  . . . . . . . . . . . . . . . . . . .   24
     Section 7.14.  Transactions with Affiliates  . . . . . . . . . . . . .   25
     Section 7.15.  Tax Consolidation . . . . . . . . . . . . . . . . . . .   25
     Section 7.16.  Amendment of Subordination and Payment Provisions . . .   26
     Section 7.17.  Permitted Business  . . . . . . . . . . . . . . . . . .   26
     Section 7.18.  Obligations of Restricted Subsidiaries  . . . . . . . .   26
     Section 7.19.  Benefit of More Restrictive Covenants or Agreements . .   26

SECTION 8.  INFORMATION AS TO COMPANY . . . . . . . . . . . . . . . . . . .   26
     Section 8.1.  Financial and Business Information . . . . . . . . . . .   26
     Section 8.2.  Officers' Certificates . . . . . . . . . . . . . . . . .   29
     Section 8.3.  Accountants' Certificate . . . . . . . . . . . . . . . .   29
     Section 8.4.  Inspection . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .   30
     Section 9.1.  Nature of Events . . . . . . . . . . . . . . . . . . . .   30
     Section 9.2.  Default Remedies.  . . . . . . . . . . . . . . . . . . .   31
     Section 9.3.  Annulment of Acceleration of Notes . . . . . . . . . . .   32

SECTION 10.  INTERPRETATION OF THIS AGREEMENT . . . . . . . . . . . . . . .   33
     Section 10.1.  Terms Defined . . . . . . . . . . . . . . . . . . . . .   33
     Section 10.2.  Accounting Principles . . . . . . . . . . . . . . . . .   42
     Section 10.3.  Directly or Indirectly  . . . . . . . . . . . . . . . .   42
     Section 10.4.  Governing Law . . . . . . . . . . . . . . . . . . . . .   42

SECTION 11.  PRIORITY . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   42
     Section 12.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   42
     Section 12.2.  Survival  . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 12.3.  Successors and Assigns  . . . . . . . . . . . . . . . .   43
     Section 12.4.  Amendment and Waiver  . . . . . . . . . . . . . . . . .   43
     Section 12.5.  Reproduction of Documents . . . . . . . . . . . . . . .   44
     Section 12.6.  Severability  . . . . . . . . . . . . . . . . . . . . .   44
     Section 12.7.  Duplicate Originals . . . . . . . . . . . . . . . . . .   44

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45


ATTACHMENTS TO SENIOR NOTE AGREEMENT:

Schedule I     -    Note Purchasers and Amounts of Commitments
Schedule II    -    List of Subsidiaries and Affiliates
Schedule III   -    Debt and Guaranties to be Outstanding as of Closing Date
Exhibit A-1    -    Form of Series A Note
Exhibit A-2    -    Form of Series B Note
Exhibit A-3    -    Form of Series C Note
Exhibit A-4    -    Form of Series D Note
Exhibit B -    Description of Company Counsel's Closing Opinion
Exhibit C -    Description of Special Counsel's Closing Opinion



                             MERCURY FINANCE COMPANY
                               40 Skokie Boulevard
                           Northbrook, Illinois 60062


                              SENIOR NOTE AGREEMENT


Re:                 $31,000,000 6.76% Senior Notes, Series A,
                                due April 5, 1999
                    $15,000,000 6.94% Senior Notes, Series B,
                                due April 5, 2000
                    $10,000,000 7.02% Senior Notes, Series C,
                                due April 5, 2001
                                       and
                    $4,000,000 7.14% Senior Notes, Series D,
                                due April 5, 2002


                                                       Dated as of April 5, 1996
To the Purchaser named in Schedule I
  hereto which is a signatory of this Agreement

Dear Ladies and Gentlemen:

     MERCURY FINANCE COMPANY, a Delaware corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.  ISSUANCE AND SALE OF NOTES.

     Section 1.1. Issue of Notes. The Company will authorize the issuance and sale of:

          (a) $31,000,000 aggregate principal amount of its 6.76% Senior Notes, Series A, to be dated the date of issue, to bear interest from such date of issue at the rate of 6.76% per annum, to be expressed to mature on April 5, 1999, and to be substantially in the form attached hereto as Exhibit A-1 (the "Series A Notes");

          (b) $15,000,000 aggregate principal amount of its 6.94% Senior Notes, Series B, to be dated the date of issue, to bear interest from such date of issue at the rate of 6.94% per annum, to be expressed to mature on April 5, 2000, and to be substantially in the form attached hereto as Exhibit A-2 (the "Series B Notes");

          (c) $10,000,000 aggregate principal amount of its 7.02% Senior Notes, Series C, to be dated the date of issue, to bear interest from such date of issue at the rate of 7.02% per annum, to be expressed to mature on April 5, 2001, and to be substantially in the form attached hereto as Exhibit A-3 (the "Series C Notes"); and

          (d) $4,000,000 aggregate principal amount of its 7.14% Senior Notes, Series D, to be dated the date of issue, to bear interest from such date of issue at the rate of 7.14% per annum, to be expressed to mature on April 5, 2002, and to be substantially in the form attached hereto as Exhibit A-4 (the "Series D Notes").

     The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes are herein collectively referred to as the "Notes." The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes are each herein referred to as Notes of a "Series". The interest on the Notes of each Series shall be payable semiannually on the fifth day of April and October in each year (commencing October 5, 1996) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and on any overdue installment of interest at the Overdue Rate applicable to such Series after the date due, whether by acceleration or otherwise, until paid. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers."

     Section 1.2. The Closing. Subject to the terms and conditions and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company, Notes of the Series and in the principal amount set forth opposite your name on
Schedule I hereto at a price equal to 100% of the principal amount thereof.

     Delivery of the Notes to be purchased by each Purchaser will be made at the principal office of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 am. Chicago Time on April 5, 1996 (the "Closing Date"), against payment of the purchase price therefor, by bank wire transfer of Federal or other funds immediately available to Bank One, Chicago, National Association (ABA No. 071901141) for credit to the account of the Company, Account No. 10-007-478-1.

     The Notes to be delivered to you on the Closing Date will be delivered in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you), registered in your name or the name of such nominee or nominees as you may specify at least three days prior to the date fixed for delivery.

     Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of the Series of Notes set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements." The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

     Section 1.4.  Representations of Purchaser.

     (a) Purchase for Investment. You represent to the Company that you are purchasing the Notes to be purchased by you hereunder for your own account and/or one or more separate accounts maintained by you for investment and with no present intention of distributing or reselling the Notes or any part thereof, but without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Notes under a registration under the Securities Act of 1933, as amended, or under an exemption from such registration available under such Act, and subject nevertheless to any requirement of law that the disposition of your property shall at all times be within your control (provided, that any sale or other disposition of the Notes shall be made in compliance with applicable Federal and state securities laws). It is understood that, in making the representations set out in Sections 2.10 and 2.13, the Company is relying, insofar as the same relate to compliance with Federal and state securities laws in the offering and sale of the Notes, upon your representation as aforesaid.

     (b) Source of Funds; ERISA. You further represent and warrant, with respect to the Notes being purchased by you, that either: (i) the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or
(ii) no part of the funds to be used by you to purchase such Notes will constitute assets allocated to any separate account maintained by you such that the application of such funds will constitute a prohibited transaction under
Section 406 of ERISA; or (iii) all or a part of such funds used by you to purchase such Notes will constitute assets of one or more separate accounts maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts as of the date of such purchase and the Company has advised you in writing that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plans disclosed to the Company by you as aforesaid (for the purpose of this clause
(iii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this Section 1.4(b), the terms "separate account," "party-in-interest," "employer securities," and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

     Section 1.5. Failure to Deliver. If on the Closing Date the Company fails to tender to you the Notes to be purchased by you or if the conditions specified in Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations to purchase Notes under this Agreement. Nothing in this Section shall operate to relieve the Company from any of its obligations under
Section 1.6 hereof or to waive any of your rights against the Company with respect to any such failure.

     Section 1.6. Expenses. Whether or not the Notes are sold, the Company will pay all expenses relating to the proposed issuance and sale of the Notes, including but not limited to:

          (a)  the cost of the preparation of the Agreements and the Notes;

          (b)  the reasonable fees and disbursements of your special counsel;

          (c)  your reasonable out-of-pocket expenses;

          (d) the fees of any investment banker, financial advisor or broker for the placement of the Notes;

          (e) the cost of delivering to you at your home office or custodian bank, insured to your satisfaction, the Notes purchased by you on the Closing Date; and

          (f) the costs, including the charges of Standard & Poor's Corporation CUSIP Service Bureau, for issuing a Private Placement Number for each Series of Notes in accordance with the requirements of the National Association of Insurance Commissioners.

     The Company will also pay all reasonable expenses relating to any amendments, waivers or consents requested by the Company pursuant to the provisions hereof and any amendments, waivers or consents resulting from any work-out, renegotiation or restructuring (including, without limitation, fees and expenses of any investment banker and/or financial advisor to the Holders) relating to the performance by the Company of its obligations under the Agreements and the Notes, whether or not the same is actually executed, including all reasonable expenses incurred by your counsel in connection therewith.

     The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of the Agreements or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding.

     The obligations of the Company under this Section 1.6 shall survive the payment or prepayment of the Notes and the termination of the Agreements.

     SECTION 2.  WARRANTIES AND REPRESENTATIONS.

     The Company hereby warrants and represents to you that:

     Section 2.1. Subsidiaries and Affiliates. Schedule II to this Agreement correctly states the name of each Subsidiary of the Company (indicating which Subsidiaries are Restricted Subsidiaries and Material Restricted Subsidiaries), its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and the name of each of the principal, corporate or joint venture Affiliates of the Company. The Company has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien except as described in said Schedule II. All such shares have been duly authorized and issued and are fully paid and non-assessable. Not less than 77% of the consolidated assets of the Company and its Subsidiaries as of December 31, 1995 were owned by the Company, its Material Restricted Subsidiaries and the Lyndon Subsidiaries and not less than 65% of the consolidated revenues of the Company and its Subsidiaries for the twelve-month period ended December 31, 1995 were attributed to the Company, its Material Restricted Subsidiaries and the Lyndon Subsidiaries.

     Section 2.2. Organization and Authority. The Company and each of its Restricted
Subsidiaries

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted, and

          (c) is duly authorized and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary and wherein the failure to be so qualified would materially and adversely affect its business or Properties.

     Section 2.3. Indebtedness. Schedule III hereto correctly describes all Debt of the Company and its Restricted Subsidiaries outstanding on the Closing Date.

     Section 2.4. Financial Statements. (a) The consolidated balance sheets of the Company and its Subsidiaries as of December 31 in the years 1991, 1992, 1993, 1994 and 1995 and the related statements of income and changes in stockholder's equity (or statements of income and surplus and cash flows) for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by KPMG Peat Marwick (formerly named Peat Marwick, Mitchell & Co.), independent certified public accountants, copies of which have been delivered to you and the other Purchasers, have been prepared in accordance with GAAP, and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations for such periods.

     (b) Since December 31, 1995, there has been no change in the business, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries except (i) changes, if any, specifically described in this Section 2 and (ii) changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     Section 2.5. Full Disclosure. The financial statements and reports referred to in Section 2.4 do not, nor does any other written statement furnished by or on behalf of the Company to you or any other Purchaser in connection with the negotiation and the sale of the Notes, contain any untrue statement of a material fact or omit a material fact (other than matters of a general economic nature and applying generally to the industries in which the Company and its Subsidiaries are engaged) necessary to make the statements contained therein or herein not misleading. There is no fact (other than matters of a general economic nature of the type referred to above) which the Company has not disclosed to you or any other Purchaser in writing which materially adversely affects nor so far as the Company can now reasonably foresee, will materially adversely affect the Properties, business, profits or condition (financial or otherwise) of the Company or the Company and its Restricted Subsidiaries on a consolidated basis, respectively. There is no fact which the Company has not disclosed to you or any other Purchaser in writing which materially adversely affects nor, so far as the Company can now reasonably foresee, will materially adversely affect the ability of the Company to perform its obligations and undertakings under the Agreements or the Notes.

     Section 2.6. Pending Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Restricted Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries on a consolidated basis, respectively, or the ability of the Company to perform its obligations and undertakings under the Agreements or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any material order of any court, governmental authority or arbitration board or tribunal.

     Section 2.7. Title to Properties. The Company and its Restricted Subsidiaries each has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property, and has good title to all the other Property it purports to own, including that reflected in the most recent balance sheet of the Company referred to in Section 2.4(a) (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 7.6 hereof.

     Section 2.8. Sale is Legal and Authorized. The issuance and sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes:

          (a) are within the corporate powers of the Company and have been duly authorized by proper corporate action on the part of the Company; and

          (b) are legal and will not conflict with nor result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of the Company or any of its Restricted Subsidiaries under, any agreement (including, without limitation, agreements or instruments evidencing or relating to Debt described in Schedule III hereto), charter instrument, by-law or other instrument to which the Company or any of its Restricted Subsidiaries is a party or by which they may be bound.

     Section 2.9. No Defaults. No event has occurred and no condition exists which, after giving effect to the issue of the Notes, would constitute a Default or an Event of Default. Neither the Company nor any Restricted Subsidiary is in violation in any material respect of any term of its charter instrument or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which it may be bound.

     Section 2.10. Governmental Consent. Neither the nature of the Company or of any of its Subsidiaries, nor any of its businesses or Properties, nor any relationship between any of such Persons and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or of any of its Subsidiaries as a condition to the execution and delivery by the Company of the Agreements or the offer, issue, sale or delivery of the Notes.

     Section 2.11. Taxes. (a) All tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon or in respect of such Persons, or upon or in respect of any of its Properties, income or franchises, which are due and payable have been paid, or a liability therefor has been duly recorded on the books of the Company. For all taxable years ending on or before December 31, 1992, the federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company has no knowledge of any proposed material additional tax assessments against the Company or any of its Subsidiaries.

     (b) The provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years, and for its current fiscal periods. The amount of the reserve for Federal income taxes reflected in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 is an adequate provision for such Federal income taxes, if any, as may be payable by the Company and its Subsidiaries for all fiscal years ended prior to January 1, 1996.

     Section 2.12. Use of Proceeds; Margin Regulations. The Company will apply the proceeds from the sale of the Notes to the payment of outstanding commercial paper issued by the Company.

     None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation G or
U. None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any such "margin stock."

     Section 2.13. Private Offering. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer, financial adviser or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Persons other than the Purchasers and not more than 10 other institutional investors, each of whom was offered a portion of the Notes or similar Securities at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     Section 2.14.  Compliance with Law.  Neither the Company nor any of its
Subsidiaries:

          (a) is in violation of any laws, ordinances, governmental rules or regulations to which it is subject; or

          (b) has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business,

which violation or failure to obtain might materially adversely affect the business, profits, Properties or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries on a consolidated basis, respectively.

     Section 2.15. Restrictions. Neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business. No consent of or waiver by any holder of any Debt of the Company or any Subsidiary is required in connection with the issuance of the Notes hereunder.

     Section 2.16. Employee Retirement Income Security Act of 1974. (a) The execution and delivery of the Agreements and the issue, sale and delivery of the Notes hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 1.4(b) of this Agreement as to the source of funds used to pay the purchase price of the Notes.

     (b) (i) The present value of all vested benefits under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company and its Subsidiaries, as from time to time in effect (herein called "Pension Plans"), did not, as of January 1, 1995, the last annual valuation date, exceed the value of the assets of such Pension Plans allocable to such vested benefits.

     (ii) Neither any of the Pension Plans nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and there has been no "reportable event," as such term is defined in Section 4043 of ERISA, which has resulted or might result in the imposition of a Lien or charge upon any Property of the Company or any of its Subsidiaries or in any other liability which does or, so far as the Company can now foresee, will materially affect adversely the Properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or the ability of the Company to perform its obligations and undertakings under the Agreements or the Notes.

     Section 2.17.  Certain Laws.

     (a) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and neither of them is directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (b) Absence of Foreign or Enemy Status. Neither the Company nor any of its Subsidiaries, nor any Affiliate of the Company, is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

     (c) Absence of Holding Company Status. The Company is not a "holding company" or a subsidiary of a "holding company," or a subsidiary company of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 2.18. Environmental Compliance. Neither the Company nor any Subsidiary is in violation of any applicable federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation could have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or the Company and its Restricted Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

SECTION 3.  CLOSING CONDITIONS.

     Your obligation to purchase and pay for the Notes to be delivered to you on the Closing Date shall be subject to the following conditions precedent:

     Section 3.1. Opinions of Counsel. You shall have received from Mark E. Dapier, General Counsel of the Company, and Chapman and Cutler, your special counsel, the closing opinions described in Exhibits B and C to this Agreement.

     Section 3.2. Warranties and Representations True as of Closing Date. (a) The warranties and representations contained in Section 2 shall be true on the Closing Date with the same effect as though made on, and as of, that date.

     (b) The Company shall not have taken any action or permitted any condition to exist which would have been prohibited by Section 7 hereof if such Section had been binding and effective at all times during the period from December 31, 1995, to and including the Closing Date.

     Section 3.3. Compliance with this Agreement. The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or on the Closing Date.

     Section 3.4. Officers' Certificate. You shall have received a certificate dated the Closing Date and signed by the President or a Vice President of the Company, certifying that the conditions specified in Sections 3.2 and 3.3 have been fulfilled.

     Section 3.5. Legal Fees. The Company shall pay, as set forth in an invoice rendered by Chapman and Cutler on the Closing Date, the reasonable fees and disbursements of such counsel.

     Section 3.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in
Section 1.3.

     Section 3.7. Proceedings Satisfactory. All proceedings taken in connection with the creation, issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you. You shall have received copies of such documents and papers as you may reasonably request in connection therewith all in form and substance satisfactory to you.

     Section 3.8. Legal Investment. On the Closing Date your purchase of the Notes shall be permitted by the laws and regulations of all jurisdictions to which you are subject, without recourse to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made; and such purchase shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any such laws or regulations; and the Company shall have delivered to you such certificates and other evidence as you may request to establish compliance with this condition.

SECTION 4.  PURCHASER'S SPECIAL RIGHTS.

     Section 4.1. Direct Payment. Notwithstanding anything to the contrary in the Agreements or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium and Make Whole Amount, if any, and interest thereon, without any presentment thereof, directly to such Holder at its address for payments set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account is so designated for such Holder, the Company will make such payments in immediately available funds by federal wire transfer to such bank account before 10:00 A.M. Chicago time, marked for attention as indicated, or in such other manner or to such other account of such Holder in any bank in the United States as such Holder may from time to time direct in writing. The Holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes it will, prior to the delivery of such Notes, make a notation thereon of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof.

     Section 4.2. Delivery Expenses. If any Purchaser surrenders any Note or Notes to the Company pursuant to the Agreements, the Company will pay the reasonable cost of delivering to or from such Purchaser's home office or custodian bank from or to the Company, reasonably insured to such Purchaser's satisfaction, the surrendered Note or Notes and any Note or Notes issued in substitution or replacement for the surrendered Note.

     Section 4.3. Issue Taxes. The Company will pay all taxes in connection with the issuance and sale of the Notes by the Company to each Purchaser and in connection with any modification of the Notes and will save each Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section
4.3 shall survive the payment or prepayment of the Notes and the termination of the Agreements.

SECTION 5.  PREPAYMENTS; PURCHASES.

     Section 5.1. Optional Prepayments. The Company shall have the privilege of prepaying the Notes at any time on any interest payment date, in whole or in part (but if in part, then in units of $100,000 or integral multiples of $50,000 in excess thereof), by payment of the principal amount so to be prepaid plus any accrued interest thereon to the date of prepayment, together with the Make Whole Amount; provided, however, that all prepayments under this Section 5.1 shall be applied to all outstanding Series of Notes ratably in accordance with the unpaid principal amounts of each such Series.

     The term "Make Whole Amount" with respect to any Series of Notes means, at any time with respect to all or any portion of the Notes of such Series being paid as a result of optional prepayment under this Section 5.1 or as a result of acceleration due to the existence of an Event of Default under Section 9.1 hereof, the greater of zero (0) or that amount which is equal to (a) the present value of the remaining principal and interest payments (exclusive of interest accrued to the date of prepayment) thereafter to become due on all or such portion of such Notes of such Series being paid, disregarding any such prepayment or acceleration, discounted at the Discount Rate for such Series at the time of such payment, less (b) the remaining principal thereafter to become due on all or such portion of such Notes of such Series being paid, but for such prepayment or acceleration, at par.

     For purposes of this Section 5.1, "Discount Rate" with respect to any Series of Notes shall mean, at any time with respect to any Note of such Series being prepaid, the lesser of (i) the Coupon Rate for such Series and (ii) the Adjusted Treasury Rate at such time. The term "Adjusted Treasury Rate" means, at any time with respect to any Note, the sum of (a) the yield for the actively traded, marketable United States Treasury fixed interest rate obligations of substantially the same maturity as such Note as reported "On the Run" on the Bloomberg Financial Markets Service screen (Page USD, bid side) or if such Service is not available, as reported by any other nationally recognized trading screen reporting "On the Run" trading in United States government securities, at 11:00 am., Chicago time on (x) in the event of optional prepayment, the third Business Day preceding the date fixed for such prepayment or (y) in the event of payment as a result of acceleration due to the existence of an Event of Default, the date of such acceleration plus (b) 0.50% per annum in the case of a prepayment under this Section 5.1 or a payment upon acceleration of maturity under Section 9.2 hereof and, in the case of a prepayment under Section 5.3 hereof, 0.75% per annum. If no maturity exactly corresponds to the maturity of such Note, yields for the two reported maturities most closely corresponding to the maturity of such Note shall be determined in accordance with the immediately preceding sentence and the Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

     Section 5.2. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to the provisions of Section 5.1 hereof to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of such Holder's Notes to be prepaid on such date, (c) an estimate of the Make Whole Amount, if any, and the data used in computing the same and (d) the amount of accrued interest applicable to such prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in such notice. Three Business Days prior to the date fixed for such prepayment the Company shall notify each Holder of Notes to be prepaid on such date of the amount of the Make Whole Amount, if any, payable in connection with such prepayment and the data used in computing the same, for purposes of permitting each Holder to determine if the Company's calculation of the Make Whole Amount has been made in accordance with this Agreement.

     Section 5.3.  Prepayment upon Change in Control.  If after the Closing Date
(a) any Person or group of Persons (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), shall acquire or gain control of the voting rights with respect to, directly or indirectly, in a single transaction or in a series of related transactions (including as the result of any merger or consolidation permitted under Section 7.5(b) hereof), 50% or more (by number of votes) of the outstanding Voting Stock of the Company or (b) all or substantially all of the assets of the Company are sold or otherwise transferred to any other Person (any such acquisition or sale or transfer of assets being hereinafter referred to as an "Event"), then each Holder of outstanding Notes may demand, by written notice given to the Company, that, within 60 days after receipt by the Company of such notice, the Company will prepay all, but not less than all, of the Notes then held by such Holder. Any such prepayment of the Notes shall be made at a prepayment price equal to the principal amount thereof, plus accrued interest thereon to the date of prepayment and together with the applicable Make Whole Amount, if any. The date of such prepayment (which shall be within the 60 day period referred to above) shall be selected by the Company, shall be a Business Day, and shall be set forth in a notice of prepayment given to the Holder of the Notes demanding the same at least five Business Days before the date fixed for prepayment; and on such prepayment date all such Notes shall become due and payable. Written notice of the occurrence of any Event shall be given by the Company to each of the Holders of the Notes within three days after the date of the occurrence thereof; provided, however, that the failure of the Company to give such notice shall not affect the rights of the holders of the Notes under this Section 5.3. The rights of any Holder of the Notes under this Section 5.3 shall expire 90 days following the date of receipt by such Holder of the notice described in the immediately preceding sentence. If and whenever the Company enters into an agreement or other commitment providing for the merger or consolidation of the Company with or into any other Person or the sale or other transfer of all or substantially all of the assets of the Company to any other Person, or if any proposed purchase or other acquisition or gain in control by any Person of Voting Stock which would result in the occurrence of an Event is the subject of
(i) a public announcement or (ii) a filing on Schedule 13(d) required under the Securities Exchange Act of 1934, as amended, or (iii) negotiations in which any officers of the Company are involved, the Company will immediately notify each Noteholder thereof.

     Section 5.4. Allocation of Prepayments. All partial prepayments of any Series of Notes under Section 5.1 shall be applied on all outstanding Notes of such Series ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000, and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by the Company to the end that successive applications shall result in substantially ratable payments.

     Section 5.5. Surrender of Notes on Prepayment. Subject to Section 4.1 hereof, upon any partial prepayment of a Note such Note may, at the option of the Holder thereof, be (a) surrendered to the Company pursuant to Section 6.2 hereof in exchange for a new Note of the same issue and in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, or (b) made available to the Company for notation thereon of the portion of the principal so prepaid, or (c) be marked by such Holder to note the amount of the principal thereof so prepaid. In case the entire principal amount of any Note is prepaid, such Note shall be promptly surrendered to the Company for cancellation and shall not be reissued and no Note shall be issued in lieu of the prepaid principal amount of any Note.

     Section 5.6. Payments Due on Saturdays, Sundays and Holidays. In any case where the date of any interest payment date on the Notes or the date fixed for any other payment of any Note (the "due date") shall not be on a Business Day, then such payment need not be made on the due date but may be made on the next succeeding Business Day, with the same force and effect as if made on the due date and no interest shall accrue with respect to such payment for the period from the due date to such later date.

     Section 5.7. Purchase Offers. Neither the Company nor any of its Affiliates or Subsidiaries will purchase or offer to purchase, directly or indirectly, any of the Notes except pursuant to an offer made to all Holders of the Notes, pro rata in accordance with the principal amount of Notes held by each of them, at the same price and on the same terms and conditions. Any Notes so purchased shall not be reissued but shall be cancelled and retired.

     Section 5.8.  No Other Prepayments.  Except as expressly set forth in this
Section 5, the Notes shall not be subject to prepayment by the Company.

SECTION 6.  REGISTRATION; SUBSTITUTION OF NOTES.

     Section 6.1. Registration of Notes. All Notes issuable under this Agreement shall be registered Notes. The Company shall cause to be kept at its office, maintained pursuant to Section 7.3, a register for the registration and transfer of Notes. The names and addresses of the Holders of Notes, the transfer thereof and the names and addresses of the transferees of Notes shall be registered in the register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

     Section 6.2. Exchange of Notes. Upon surrender of any Note at the office of the Company maintained pursuant to Section 7.3, the Company, at the request of the Holder thereof, will execute and deliver, at the Company's expense (except as provided below), new Notes of the same issue in exchange, in denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of the Note so surrendered for exchange. Each such new Note shall bear interest at the same rate as the surrendered Note and shall be dated and bear interest from the date to which interest has been paid on the surrendered Note, or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer. Each Holder agrees that any transfer of any Note by it shall be made in compliance with all applicable Federal and state securities laws.

     Section 6.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, any Note and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the Holder of the Note is an Institutional Holder, its own agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its expense will execute and deliver in lieu thereof, a new Note, of like tenor, of the same issue, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

SECTION 7.  BUSINESS COVENANTS.

     The Company hereby covenants and agrees that on and after the Closing Date, so long as any of the Notes are outstanding:

     Section 7.1. Payment of Taxes and Claims. The Company will, and will cause each of its Restricted Subsidiaries to pay, before they become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property,

provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto and (ii) the owning company's title to, and its right to use, its Property is not materially adversely affected thereby. In the case of any item of the type described in this Section 7.1 involving an amount in excess of $250,000, the appropriateness of the proceedings will be supported by a written opinion of the counsel responsible for such proceedings and the adequacy of such reserves shall be supported by the certificate of the chief financial officer of the Company.

     Section 7.2. Maintenance of Properties and Existence. The Company will, and will cause each of its Restricted Subsidiaries to:

          (a) Property - maintain, or cause to be maintained, its Property in good condition and will make, or cause to be made, all necessary renewals, replacements, additions, betterments and improvements thereto;

          (b) Insurance - maintain, or cause to be maintained, with insurers rated A+ or better by A.M. Best Company, Inc., insurance with respect to its Properties and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated; provided, however, that nothing contained in this
     Section 7.2(b) shall prevent the Company or any Restricted Subsidiary from maintaining in lieu, in whole or in part, of such insurance coverage a self-insurance program if and to the extent that the same is consistent with sound and prudent business practices and is determined to be appropriate or in the best interests of the Company or such Restricted Subsidiary by its Board of Directors;

          (c) Financial Records - keep books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP;

          (d) Existence and Rights - do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by Sections 7.4 and 7.5; and

          (e) Compliance with Law - not be in violation of any laws, ordinances, governmental rules or regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain would materially adversely affect its business, profits, Properties or condition (financial or otherwise).

     Section 7.3. Payment of Notes and Maintenance of Office. The Company will punctually pay the principal and interest and Make Whole Amount, if any, to become due in respect of the Notes according to the terms thereof and will maintain an office within the continental United States where notices, presentations and demands in respect of this Agreement or the Notes may be made upon them. Such office shall be maintained at the address set forth at the head of this Agreement until such time as the Company shall notify the Holders of the Notes of any change of location of such office.

     Section 7.4. Disposal of Ownership of a Restricted Subsidiary. The Company will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, if the effect of the transaction would be to reduce the proportionate interest of the Company and its other Restricted Subsidiaries in the outstanding Subsidiary Stock of the Restricted Subsidiary whose shares are the subject of the transaction, provided that the foregoing restrictions do not apply to:

          (a)  the issue of directors' qualifying shares; and

          (b) the sale for a fair and reasonable consideration at one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment (whether represented by stock, debt, claims or otherwise) of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary, if all of the following conditions are met:

               (1) such sale is permitted under the limitations of Section 7.5 hereof;

               (2) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company;

               (3) the Restricted Subsidiary being disposed of has no continuing investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company; and

               (4) at the time of and immediately after the consummation of the transaction and after giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted to incur at least $1.00 of additional Senior Debt under the limitations of Section 7.8(a) hereof.

     Section 7.5.  Sale of Assets or Merger.

     (a) Sale of Assets - The Company will not and will not permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of assets, other than sales of Finance Receivables which shall be governed by Section 7.5(c); provided, that the foregoing restrictions do not apply to the sale of such assets for a fair and reasonable consideration to any Person other than an Affiliate if all of the following conditions are met:

          (1) the aggregate book or fair market value (whichever is greater) of such assets and all other assets of the Company and its Restricted Subsidiaries disposed of during the immediately preceding 12 month period (other than sales of Finance Receivables as aforesaid), do not constitute either a Substantial Part of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter or a Substantial Part of Consolidated Adjusted Net Income for the immediately preceding four quarter period;

          (2) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

          (3) at the time of and immediately after the consummation of the transaction, after giving effect thereto, (i) no Default or Event of Default would exist and (ii) the Company would be permitted to incur at least $1.00 of additional Senior Debt under the limitations of Section 7.8(a) hereof.

     (b) Merger, Consolidation and Sale of All or Substantially All Assets - Neither the Company nor any Restricted Subsidiary will (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Restricted Subsidiary may consolidate with or merge into the Company or a Wholly-Owned Restricted Subsidiary provided, that in the case of a consolidation or merger with the Company or a Wholly-Owned Restricted Subsidiary, the Company or such Wholly-Owned Restricted Subsidiary is the resulting or surviving corporation) or (ii) sell all or substantially all of the assets of the Company or such Restricted Subsidiary to any other Person, provided that the foregoing restrictions do not apply to the merger or consolidation of the Company with or into or the sale of all or substantially all of its assets to any other Person (the Company or such other Person being herein referred to as the "successor corporation") if:

          (1) the due and punctual payment of the principal of and Make Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and the Agreements to be performed or observed by the Company, are expressly and unconditionally assumed in writing by the successor corporation;

          (2) the successor corporation shall have delivered to each Holder an opinion of counsel not objected to for reasonable cause by the Holder or Holders of 33-1/3% or more in aggregate principal amount of any Series of the Notes at the time outstanding,

               (x) to the effect that the successor corporation is a duly incorporated and validly existing corporation in good standing under the laws of one of the United States or a jurisdiction thereof and has all requisite power and authority to assume the obligations under the Notes and the Agreements;

               (y) to the effect that the assumption by the successor corporation of the obligations of the Company under the Notes and the Agreements has been duly authorized by all necessary corporate action on the part of the successor corporation (including any action by its stockholders required by law or by its charter documents or by-laws or otherwise), has been duly executed and delivered by the successor corporation, and is a legal, valid, binding and enforceable obligation of the successor corporation; and

               (z) covering such other matters relating to such assumption as the Holder of any Note may reasonably require;

          (3) after giving effect to the proposed merger, consolidation or sale the successor corporation will be engaged primarily in the Finance Business; and

          (4) at the time of and immediately after the consummation of the transaction, and after giving effect thereto, (i) no Default or Event of Default including, without limitation, any Event of Default resulting from the Company's failure to comply with the provisions of Section 5.3, if applicable, would exist and (ii) the successor corporation would be permitted to incur at least $ 1.00 of additional Senior Debt under the limitations of Section 7.8(a) hereof.

     (c) Sale or Discount of Finance Receivables - The Company will not and will not permit any Restricted Subsidiary to, sell or discount any Finance Receivable at any time owned by it or any Restricted Subsidiary other than (i) in the ordinary course of the Finance Business and in accordance with the prevailing industry standards, (ii) without recourse, other than contingent liabilities generally incurred by an endorser without recourse in the ordinary course of business, and (iii) for a cash consideration of not less than its investment in the obligation, or portion thereof, sold or discounted plus accrued interest but less any unearned income; it being understood and agreed that the sale or other disposition by the Company or any Restricted Subsidiary of Finance Receivables under an arrangement requiring the maintenance of a so-called "reserve account" or the incurring of any contingent liability with respect thereof (including any liability or obligation with respect to the collectibility therein or to repurchase such Finance Receivables or otherwise), other than contingent liabilities generally incurred by an endorser without recourse in the ordinary course of business, shall constitute a sale "with recourse." The provisions of foregoing clause (iii) shall not apply to the sale or other realization on Delinquent Receivables. Finance Receivables sold or disposed of pursuant to the provisions of this Section 7.5(c) shall be selected at random from all Finance Receivables of the class or type so being sold or disposed of.

     Section 7.6.  Liens and Encumbrances.

     (a) Negative Pledge. The Company will not and will not permit any Restricted Subsidiary to (i) cause or permit or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), (x) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last sentence of Section 7.6(b) hereof) or (y) except in connection with transactions in the ordinary course of its Finance Business, any claim or right of the Company or any Restricted Subsidiary to be subordinate or junior to any claim or right of any other Person, except:

          (1) Liens securing taxes, assessments or governmental charges or levies or the claims or demands, arising in the ordinary course of business, of materialmen, mechanics, carriers, warehousemen, or of landlords, lessees or lessors under leases (other than Capitalized Leases) and other like Persons, provided the payment thereof is not at the time required by Section 7.1;

          (2) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of bids, tenders, letters of credit, sales contracts, leases (other than Capitalized Leases), statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

          (3) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that within 30 days of the effective date of any such Lien (i) the claim secured thereby is paid and satisfied or (ii) the execution or other enforcement of any such Lien is effectively stayed and the claim secured thereby is being actively contested in good faith and by appropriate proceedings and provided further, that the aggregate amount of all such claims at any time outstanding shall not exceed $1,000,000;

          (4) Liens on Property of a Restricted Subsidiary, provided such Liens secure only obligations owing to the Company or a Wholly-Owned Restricted Subsidiary;

          (5) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the business of the owner thereof;

          (6) Liens existing at the date of acquisition thereof on Property acquired in bona fide liquidation, collection or other realization upon or settlement of, collateral held to secure Finance Receivables;

          (7) the Lien of mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) existing as of the Closing Date securing Senior Debt of the Company or any Restricted Subsidiary outstanding on such date, and which Liens and Senior Debt are specifically described in Schedule III hereto; and

          (8) the Lien of mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) on or in respect of Property acquired after the Closing Date given to secure the payment of the purchase price of such Property, including (x) Liens existing on such Property at the time of acquisition thereof by any such Person, and (y) Liens existing on Property at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such Property, whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition (and any renewal, extension or replacement of any Lien permitted by this paragraph (8) but without increase in the principal amount of the Debt secured thereby), provided that:

               (i)  the Lien shall attach solely to the Property acquired,

               (ii) at the time of such acquisition of such Property, the aggregate amount remaining unpaid on all Debt secured by Liens on such Property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to 80% of the lesser of the total purchase price or fair market value at the time of such acquisition, of such Property, and

               (iii) all such Debt of the Company and its Restricted Subsidiaries shall constitute Senior Debt and shall have been incurred within the applicable limitations of Sections 7.7 and 7.8.

     (b) Equal and Ratable Lien; Equitable Lien. In the event any Property is subjected to a Lien not otherwise permitted by this Section 7.6, the Company will make or cause to be made provision whereby the Notes will be secured, to the full extent permitted under applicable law, equally and ratably with all other obligations secured thereby, and in any case the Notes shall (but only in such event) have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien equally and ratably securing the Notes. Compliance with the provisions of this Section 7.6(b) shall not be deemed to constitute a waiver of, or consent to, any violation of the provisions of Section 7.6(a).

     Section 7.7. Permitted Debt. The Company will not and will not permit any Restricted Subsidiary to incur, create, issue, assume or permit to exist any Debt other than:

          (i)  Senior Debt of the Company;

          (ii)  Subordinated Debt of the Company;

          (iii) liabilities (other than for or in connection with borrowed money) incurred in the regular operation of the Finance Business of the Company or a Restricted Subsidiary and not more than six months overdue, unless contested in good faith by appropriate proceedings;

          (iv) Senior Debt of a Restricted Subsidiary secured by Liens of the type described in Section 7.6(a)(8) hereof; and

          (v) Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary.

     Section 7.8. Limitations on Debt. (a) The Company will not permit the aggregate principal amount at any time outstanding of:

          (i) Total Consolidated Debt to exceed the lesser of (x) 900% of Consolidated Adjusted Net Worth or (y) the amount specified in any provision of any loan agreement or note agreement under which any other Senior Debt of the Company is then outstanding pertaining to any similar limitation on the ability of the Company to incur Debt;

          (ii) Consolidated Senior Debt to exceed 450% of the sum of (x) the aggregate principal amount of all Consolidated Subordinated Debt then outstanding, plus (y) Consolidated Adjusted Net Worth;

          (iii) Consolidated Senior Debt to exceed 91% of the aggregate amount of Finance Receivables owned by the Company and its Restricted Subsidiaries;

          (iv) Consolidated Senior Debt secured by Liens of the type described in Section 7.6(a)(8) to exceed 10% of Consolidated Adjusted Net Worth; provided, however, that the aggregate principal amount at any one time outstanding of Consolidated Senior Debt secured by any such Liens which cover office and data processing equipment (including computers), motor vehicles or other equipment to be used in the operations of the Company or a Restricted Subsidiary shall not exceed 5% of Consolidated Adjusted Net Worth; and

          (v) Consolidated Subordinated Debt to exceed 150% of Consolidated Adjusted Net Worth;

subject, however, to the provisions of Section 7.19 hereof.

     (b) The Company will not extend the maturity date of or renew any Subordinated Debt.

     (c) The Company will not make any payments of principal (other than payments at final maturity, sinking fund payments, installment payments or other mandatory prepayments) on any Subordinated Debt except to the extent permitted under Section 7.12.

     Section 7.9. Limitations on Commercial Paper. The Company will not permit the aggregate principal amount at any one time outstanding of commercial paper issued and sold by the Company or any Restricted Subsidiary, directly or by or through commercial paper dealers, to exceed the then outstanding amount of unused credit available to the Company and its Restricted Subsidiaries under established and confirmed lines of credit from banks and trust companies.

     Section 7.10. Consolidated Adjusted Net Worth and Consolidated Subordinated Debt. (a) The Company will at all times keep and maintain Consolidated Adjusted Net Worth in an amount not less than the greater of (i) the sum of (x) $105,000,000 plus $10,000,000 for each fiscal year ending after December 31, 1993, or (ii) such amount as may be required by applicable laws or regulations of any Federal or state regulatory agency having jurisdiction in the premises subject, however, to the provisions of Section 7.19 hereof.

     (b) The Company will at all times keep and maintain the sum of Consolidated Adjusted Net Worth plus Consolidated Subordinated Debt then outstanding in an amount not less than the sum of (x) $140,000,000 plus (y) $10,000,000 for each fiscal year ending after December 31, 1993 subject, however, to the provisions of Section 7.19 hereof.

     Section 7.11. Earnings Available for Fixed Charges. The Company will, with respect to and as of the end of each fiscal quarter of the Company, have had Earnings Available for Fixed Charges in an amount not less than 125% of Fixed Charges for each such fiscal quarter.

     Section 7.12. Restricted Payments. The Company will not and will not permit any Restricted Subsidiary to:

          (a) declare or pay any dividends, either in cash or property, on any shares of capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company and dividends paid by any Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary);

          (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than shares of capital stock of the Company acquired by it in exchange for other shares of common stock of the Company);

          (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock (other than to the Company or a Wholly-Owned Restricted Subsidiary);

          (d) make any payment of or purchase or otherwise acquire any of the principal of or make any payment of interest or premium on any Subordinated Debt other than regularly scheduled required payments of principal and interest and, in the case of the Company's 9.76% Senior Subordinated Notes due December 15, 1997, payments due under Section 5.4 of the Senior Subordinated Note Agreements pursuant to which such Notes were issued as such Section was in effect on December 20, 1989; or

          (e)  make any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions and Restricted Investments being herein collectively called "Restricted Payments"), unless after giving effect thereto:

          (i) the aggregate amount of all Restricted Payments made during the period after December 31, 1991, and to and including the date of the making of such Restricted Payment, would not exceed the sum of (w) $28,494,000 plus (x) 50% (or, in the case of a deficit, minus 100%) of Consolidated Adjusted Net Income for such period (computed on a cumulative basis for such entire period), plus (y) the aggregate net cash proceeds received by the Company from the issuance and sale, subsequent to December 31, 1991 of shares of its common stock during such period, and

          (ii)  no Default or Event of Default would then exist;

subject, however, to the provisions of Section 7.19 hereof.

     For the purposes of this Section 7.12, the amount of any Restricted Payment which is payable or distributable in Property other than cash or shares of capital stock of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such Property as of the date of the declaration of such Restricted Payment.

     Section 7.13. ERISA Compliance. (a) The Company will not permit the present value of all employee benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company and its Subsidiaries as from time to time in effect (herein called "Pension Plans") to exceed the present value of the assets allocable to such vested benefits by an amount exceeding 10% of Consolidated Adjusted Net Worth.

     (b) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

     (c) Neither the Company nor any of its Subsidiaries will cause any Pension Plan maintained or participated in by any of them to:

          (i) engage in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

          (ii) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived; or

          (iii) terminate in a manner which could result in the imposition of a Lien on the Property of the Company or any of its Subsidiaries pursuant to
     Section 4068 of ERISA.

     Section 7.14. Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, the purchase, sale, exchange or leasing of Property or the rendering of any service, with any Affiliate of any such Person, except in the ordinary course of and pursuant to the reasonable requirements of their respective businesses and upon fair and reasonable terms not materially less favorable to the Company or such Restricted Subsidiary than the terms which would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

     Any Person which becomes a Restricted Subsidiary subsequent to the date hereof shall be deemed to have entered into, at the date it becomes a Restricted Subsidiary, all transactions with Affiliates with respect to which such Person will be obligated immediately after it becomes a Restricted Subsidiary.

     Section 7.15. Tax Consolidation. The Company will not and will not permit any Restricted Subsidiary to be a party to a consolidated Federal income tax return with any other Person other than the Company and its Restricted Subsidiaries if as a result thereof, as of any date, the aggregate amount of Federal income taxes which the Company and its Restricted Subsidiaries have then or theretofore paid or become obligated to pay (determined on a cumulative basis, taking into account net benefits received by the Company and its Restricted Subsidiaries) exceeds the amount which they would have been required to pay pursuant to a consolidated tax return solely of the Company and its Restricted Subsidiaries.

     Section 7.16. Amendment of Subordination and Payment Provisions. The Company will not amend or in any way modify the subordination provisions or the payment or prepayment provisions or the default provisions applicable to Subordinated Debt at any time outstanding.

     Section 7.17. Permitted Business. The Company will, and will cause each Restricted Subsidiary to, remain solely in the Finance Business.

     Section 7.18. Obligations of Restricted Subsidiaries. The Company acknowledges and agrees that whenever after the Closing Date (a) any Person becomes a Restricted Subsidiary all Debt, leases and other obligations and all Investments of such Person existing as of the date such Person becomes a Restricted Subsidiary shall be deemed, for all purposes of this Agreement, to have been incurred, entered into, made or created at the same time such Person so becomes a Restricted Subsidiary and (b) any Restricted Subsidiary is designated as an Unrestricted Subsidiary, such Restricted Subsidiary shall be deemed to have sold or otherwise disposed of all of its Properties as of the date of and immediately prior to such designation and the Company shall be deemed to have made, as a result of and concurrently with such designation, a Restricted Investment equal to the amount of the Investment of the Company (or its other Restricted Subsidiaries) in such Subsidiary immediately after giving effect to such designation and all Debt of the Company or any other Restricted Subsidiary issued to such former Restricted Subsidiary shall be deemed to have been incurred as of the date of such designation.

     Section 7.19. Benefit of More Restrictive Covenants or Agreements. In the event that any holder of Debt of the Company is or becomes entitled to the benefit of any covenant or agreement which is substantially similar to any covenant or agreement of the Company contained in Section 7.8(a), Section 7.10 or Section 7.12 and which is more restrictive on the Company than the covenant or agreement contained in said Sections 7.8(a), 7.10 and 7.12, then such more restrictive covenant or agreement shall be deemed to be incorporated into this Agreement by reference at the time such holder of Debt becomes so entitled and the Holders shall be entitled to the benefits thereof with respect to this Agreement in addition to the existing covenants and agreements contained in said Sections 7.8(a), 7.10 and 7.12 so long as any of the Notes remain outstanding.

SECTION 8.  INFORMATION AS TO COMPANY.

     Section 8.1. Financial and Business Information. The Company will deliver to you so long as you are a Holder and to each other Institutional Holder:

          (a) Quarterly Statements of the Company - as soon as practicable after the end of each quarterly fiscal period, except the last, in each fiscal year of the Company and in any event within 60 days thereafter, a copy of:

               (1) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

               (2) consolidated statements of income and surplus and cash flows of the Company and its Restricted Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth, in the case of such consolidated statements, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as materially complete and correct and prepared in accordance with GAAP, subject to changes resulting from year-end adjustments, by a principal financial officer of the Company;

          (b) Annual Statements of the Company - as soon as practicable, in the case of such consolidated statements, after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a copy of:

               (1) a consolidated balance sheet of the Company and its Restricted Subsidiaries at the end of such year, and

               (2) consolidated statements of income and surplus and cash flows of the Company and its Restricted Subsidiaries for such year,

     all in reasonable detail and accompanied by an opinion thereon of the accountants named in Section 2.4 or other independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial condition of the Persons being reported upon, have been prepared in accordance with GAAP (except for noted changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances (the Company hereby agrees to deliver, by mail, within the period specified above, duplicate copies of such financial statements to the Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007, identified as being filed with respect to the "6.76% Senior Notes, Series A, due 1999; 6.94% Senior Notes, Series B, due 2000; 7.02% Senior Notes, Series C, due 2001; and 7.14% Senior Notes, Series D, due 2002");

          (c) Robert Morris Associates Questionnaire -- promptly upon preparation thereof (and at least semi-annually), one copy of each Robert Morris Associates lending questionnaire (or its equivalent) prepared by the Company or, if such questionnaire was not so prepared, a Certificate of a principal financial officer of the Company, setting forth substantially the same information (and in substantially the same form and detail as the Semi-Annual Supplement dated June 30, 1990 to the Company's Annual Report for the year ended December 31, 1989) as would be contained in such questionnaire;

          (d) Opinions of Financial Officers and Counsel -- as soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, duplicate copies of any opinions of the Company's chief financial officer and counsel required pursuant to Section 7.1;

          (e) Audit Reports -- promptly upon receipt thereof, one copy of each other report (including, without limitation any "management report," or portion thereof, relating to (i) material accounting inadequacies that would or could result in a qualified opinion in the future or (ii) material inadequacies in internal accounting controls) submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of any of such Persons;

          (f) SEC and Other Reports -- promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular, periodic or other report and any registration statement or prospectus in respect thereof filed by any of such Persons with the Securities and Exchange Commission or any successor agency;

          (g)  ERISA -- promptly upon becoming aware of the occurrence of any

               (1) "reportable event," as such term is defined in Section 4043 of ERISA, or

               (2) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended,

     in connection with any Pension Plan or any trust, created thereunder, a written notice specifying the nature thereof, what action is being taken or is proposed to be taken with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (h) Notice of Event of Default -- promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (i) Notice of Claimed Default -- promptly upon becoming aware that the Holder of any Note or of any other evidence of indebtedness or other Security of the Company or any of its Subsidiaries has given notice or taken any other action with respect to a claimed default or a Default or Event of Default, a written notice specifying the notice given or action taken by such Holder and the nature of the claimed default or Default or Event of Default and what action the Company or such Subsidiary is taking or proposes to take with respect thereto;

          (j) Additional Restrictive Covenants or Agreements -- promptly upon the execution thereof by the Company, one copy of any document or agreement to which the Company is or becomes a party containing a covenant or agreement of the type referred to in Section 7.19 hereof accompanied by a written explanation of such covenant or agreement; and

          (k) Requested Information -- with reasonable promptness, such other data and information with respect to the Company and its Subsidiaries as from time to time may be reasonably requested.

     Section 8.2. Officers' Certificates. Each set of financial statements delivered to any Institutional Holder pursuant to Section 8.1(a) or 8.1(b) will be accompanied by a certificate of the President or a Vice President of the Company setting forth:

          (a) Covenant Compliance -- the information (including calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 7.4 through 7.18 during the period covered by the income statement then being furnished; and

          (b) Event of Default -- that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

     Section 8.3. Accountants' Certificate. Each set of annual financial statements delivered pursuant to Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default under any provisions of this Agreement (including without limitation, Sections 7.1 through 7.18), and, if any such condition or event then exists, specifying the nature and period of existence thereof.

     Section 8.4. Inspection. The Company will permit you, so long as you are a Holder, and each Institutional Holder (or such Person as either you or such Institutional Holder may designate), to visit and inspect any of the Properties of the Company or any of its Subsidiaries to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Any visitation or inspection shall be at the expense of you or such Institutional Holder unless a Default or Event of Default shall have occurred and be continuing, in which case, any such visitation or inspection shall be at the expense of the Company.

SECTION 9.  EVENTS OF DEFAULT.

     Section 9.1. Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

          (a) Principal or Interest Payments -- the Company fails to make any payment of principal or Make Whole Amount on any Note on or before the date such payment is due, whether at any date fixed for prepayment, at final maturity, by acceleration or otherwise; or the Company fails to make any payment of interest on any Note on or before the date such payment of interest is due and such failure shall continue for five days;

          (b) Particular Covenant Defaults -- the Company fails to perform or observe any covenant contained in Sections 7 or 8 including any covenant or agreement incorporated by reference herein pursuant to Section 7.19 of this Agreement;

          (c) Other Defaults -- the Company fails to comply with any other provision of this Agreement and such failure continues for more than 30 days after such failure shall first become known to any officer of the Company;

          (d) Warranties or Representations -- any material warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument or document furnished by or on behalf of the Company in compliance with or in reference to this Agreement shall be incorrect in any material respect as of the date of the making thereof,

          (e) Default on Indebtedness or Other Security -- the Company or any Restricted Subsidiary fails to make any payment due on any indebtedness or other Security aggregating $1,000,000 or more or any event shall occur or any condition shall exist in respect of any such indebtedness or other Security of any of such Persons aggregating $1,000,000 or more, or under any agreement securing or relating to such indebtedness or other Security (and such failure, event or condition shall not have been duly cured, waived or consented to by the holders or trustee in question), the effect of which is (i) to cause or permit the holders of such indebtedness or other security, or a portion thereof, to cause the same to become due prior to its or their stated maturity or prior to its or their regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any Security (other than Voting Stock of any of such Persons) to elect a majority of the directors on the Board of Directors of the Company or such Restricted Subsidiary;

          (f) Involuntary Bankruptcy Proceedings -- a custodian, receiver, liquidator or trustee of the Company or any Restricted Subsidiary, or of any of the Property of any of such Persons, is appointed by court order and such order remains in effect for more than 30 days; or any of such Persons is adjudicated bankrupt or insolvent or suffers an order for relief under applicable Federal bankruptcy law to be entered with respect to it; or any material Property of any of such Persons is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against any of such Persons under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing;

          (g) Voluntary Petitions -- the Company or any Restricted Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law;

          (h) Assignments for Benefit of Creditors, Etc. -- the Company or any Restricted Subsidiary makes an assignment for the benefit of its creditors generally, is generally not paying its debts as they become due, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a custodian, receiver, trustee or liquidator of any of such Persons, or of all or any part of the Property of any of such Persons; or

          (i) Undischarged Final Judgments -- final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against one or more of the Company or any Restricted Subsidiaries and any one or more of such judgments aggregating in excess of $500,000 have been outstanding for more than 30 days from their respective dates of entry and have not been discharged in full or stayed.

     Section 9.2.  Default Remedies.

     (a) Acceleration -- If an Event of Default exists, any Holder or Holders holding more than 25% in principal amount of the Notes of any Series then outstanding (exclusive of Notes then owned by the Company or any Restricted Subsidiaries and any Affiliates of any such Persons) may exercise any right, power or remedy permitted to such Holder or Holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right, by notice in writing to the Company, to declare the entire principal and all interest accrued on all the Notes of such Series then outstanding to be, and such Notes shall thereupon become, forthwith due and payable (the date upon which such amounts so become due and payable being hereinafter referred to as the "Acceleration Date"), together with (to the extent not prohibited by applicable law) an amount equal to the Make Whole Amount without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; the Company will forthwith pay to the Holders the entire principal of and interest accrued on such Notes together with the Make Whole Amount specified above. The foregoing provisions of this Section 9.2(a) to the contrary notwithstanding, (i) during the existence of an Event of Default described in Section 9.1(a) and irrespective of whether any Holder or Holders holding more than 25% in principal amount of Notes of any Series then outstanding have declared all the Notes of such Series to be due and payable pursuant to this Section 9.2(a), any Holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such Holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon (and, to the extent not prohibited by applicable law, the Make Whole Amount provided for above) without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) when any Event of Default described in Section 9.1(f), 9.1(g) or 9.1(h) has occurred, all Notes then outstanding shall thereupon become forthwith due and payable together with all interest accrued thereon (and the Make Whole Amount provided for above) without presentment, demand or notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the Holders thereof the entire principal of, interest accrued on, and Make Whole Amount in respect of the Notes.

     (b) Non-waiver and Expenses -- No course of dealing on the part of any Holder of the Notes nor any delay or failure on the part of any Holder of the Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies.

     If the Company fails to pay when due the principal or interest on any Note, or fails to comply with any other provision of this Agreement, the Company will pay to the Holders of the Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorney's fees, incurred by such Holders in collecting any sums due on the Notes or in otherwise enforcing any of their rights. The obligations of the Company under this paragraph shall survive the payment or prepayment of the Notes and the termination of this Agreement.

     Section 9.3. Annulment of Acceleration of Notes. If a declaration is made pursuant to Section 9.2(a) by any Holder or Holders of the Notes of any Series, then and in every such case, the Holders holding more than 75% in aggregate principal amount of the Notes of such Series then outstanding (exclusive of Notes then owned by the Company or any Restricted Subsidiaries and any Affiliates of any such Person) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes of such Series or this Agreement;

          (b) all arrears of interest upon all the Notes of such Series and all other sums payable under the Notes of such Series and under this Agreement (except any principal or interest on the Notes of such Series which has become due and payable by reason of such declaration under Section 9.2(a)) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to Section 12.4(a) or otherwise made good or cured,

and, provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 10.  INTERPRETATION OF THIS AGREEMENT.

     Section 10.1. Terms Defined. As used in this Agreement, the following terms have (unless otherwise limited by the context) the following respective meanings, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     Acceleration Date -- Section 9.2(a).

     Affiliate -- of any Person means any other Person (other than, in the case of the Company, a Wholly-Owned Restricted Subsidiary) (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person, (2) which beneficially owns or holds 5% or more of any class of the Voting Stock of such first Person, (3) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such first Person or its Subsidiaries, or (4) which is an officer or director of such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Business Day -- shall mean any day other than a Saturday, Sunday or a legal holiday or a day upon which banking institutions are authorized by law to be closed in the city of Chicago, Illinois or New York, New York.

     Capitalized Lease -- any lease of real or personal property, the obligation for rentals with respect to which is required to be capitalized on a consolidated balance sheet of the Company and its Restricted Subsidiaries for financial reporting purposes in accordance with GAAP.

     Closing Date -- Section 1.2.

     Consolidated Adjusted Net Income -- net earnings or net losses of the Company and its Restricted Subsidiaries after income taxes, determined in accordance with GAAP, but excluding from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto):

          (a) any gain arising from the sale of capital assets (the sale or other disposition of Finance Receivables, in the ordinary course of the Finance Business and within the limitations of this Agreement, shall not constitute a sale of capital assets); and any non-recurring or extraordinary gains or losses;

          (b)  any gain arising from any write-up of assets;

          (c) earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (d) earnings of any Person, substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such other Person prior to the date of such acquisition;

          (e) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

          (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for distribution to the Company or any other Restricted Subsidiary;

          (g) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction; and

          (h) any gain arising from the acquisition of Securities of the Company or any Restricted Subsidiary.

     Consolidated Adjusted Net Worth -- at any date means:

          (a) the amount of capital stock liability plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Company and its Restricted Subsidiaries, on a consolidated basis, less (without duplication) the sum of

          (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Restricted Subsidiaries, to wit:

               (i) all real property, fixed assets, unamortized leasehold improvements and furniture, fixtures and equipment other than Property held for immediate sale, lease or other liquidation and which has been held by the Company or a Restricted Subsidiary for less than 90 days;

               (ii) all deferred charges (other than deferred Federal income taxes and deferred investment tax credits) and prepaid expenses other than prepaid interest, prepaid taxes and prepaid insurance premiums;

               (iii)  treasury stock;

               (iv) unamortized debt discount and expense and unamortized stock discount and expense;

               (v) good will, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

               (vi)  all Restricted Investments;

               (vii) the excess, if any, of (A) the sum of (i) Delinquent Receivables, (ii) accrued and unpaid income thereon and (iii) the net book value of repossessed Property held for immediate sale, lease or other disposition which has been held by the Company or a Restricted Subsidiary for 90 days or more over (B) the sum of (i) reserves for credit losses and (ii) amounts due to sellers of Finance Receivables and available for credit losses as shown on the books of the Company and its Restricted Subsidiaries; and

               (viii) any surplus resulting from any write-up in the book value of assets of the Company or any Restricted Subsidiary subsequent to March 31, 1991.

     Consolidated Senior Debt and Consolidated Subordinated Debt -- all Senior Debt and Subordinated Debt, respectively, of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Assets -- shall mean as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) determined on a consolidated basis in accordance with GAAP.

     "Coupon Rate" shall mean with respect to the (a) Series A Notes, 6.76% per annum, (b)Series B Notes, 6.94% per annum, (c) Series C Notes, 7.02% per annum, or (d) Series D Notes, 7.14% per annum.

     Debt -- with respect to any Person shall include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include, but without limitation and without duplication, all (a) direct debt and other similar monetary obligations of such Person, (b) obligations secured by any Lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale, Capitalized Lease, financing lease (whether or not classified as a Capitalized Lease on a balance sheet of such Person), or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property, and (d) all Guarantees of such Person.

     Default -- an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     Delinquent Receivables -- at any date shall mean the sum of the following items (a) and (b) to the extent then reflected as assets on the books of the Company and its Restricted Subsidiaries:

          (a) the full unpaid amount of receivables, other than receivables acquired in making direct cash personal loans, on which the payment of any installment of interest or principal, in whole or in part, is more than 60 days overdue according to its original terms; and

          (b) in the case of receivables acquired in making such direct cash personal loans, the full unpaid amount of receivables classified as "90-Day" Accounts, that is, receivables as to which scheduled payments of principal and interest were not received during the preceding 90 days.

     Earnings Available for Fixed Charges -- for any period shall mean the sum of

          (i)  Consolidated Adjusted Net Income during such period; plus

          (ii) to the extent deducted in determining Consolidated Adjusted Net Income,

               (a) all provisions for any Federal, state or other income taxes, and

               (b)  Fixed Charges.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     Event of Default -- Section 9.1.

     Finance Business -- the business of acquiring and/or making loans (a majority of which shall be secured) and/or servicing Finance Receivables and the transaction of such other business as may be reasonably incidental thereto including, without limitation, the leasing business and the direct lending business including the sale of insurance as agent or broker.

     Finance Receivables -- notes and other obligations evidencing installment loans made to consumers for the purchase of real and personal property. All Finance Receivables shall be valued in accordance with GAAP.

     Fixed Charges -- for any period shall mean, on a consolidated basis for the Company and its Restricted Subsidiaries, the sum of

          (i) all interest and all amortization of debt discount and expense on all Debt of the Company and its Restricted Subsidiaries, plus

          (ii) all Rentals payable during such period by the Company and its Restricted Subsidiaries under all leases of real or personal Property (other than Capitalized Leases), other than any such lease under which the Company or a Wholly-Owned Restricted Subsidiary is the lessor.

     GAAP -- generally accepted accounting principles as in effect from time to time in the United States, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     Guarantees -- all obligations of any Person guaranteeing or in effect guaranteeing any indebtedness or obligation or dividend of any other Person (the "primary obligor") in any manner whether directly or indirectly, including, without limitation, (A) all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase any indebtedness or obligation or any Property constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any indebtedness or obligation or (y) to maintain working capital, equity capital or other balance sheet condition or fixed charge coverage or other income statement condition or otherwise to advance or make available funds for the purchase or payment of any indebtedness or obligation, (iii) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof, and (B) all fixed or contingent liabilities incurred by such Person as the result of its participation in any partnership, joint venture or other similar arrangement. Liabilities on endorsements in the ordinary course of business of checks and other negotiable instruments for deposit or collection shall not be deemed a "Guarantee" of the indebtedness of the primary obligor.

     Holder -- shall mean any Person which is, at the time of reference, the registered holder of any Note.

     Institutional Holder -- any Holder which is a Purchaser or an insurance company, closed-end investment company, bank, trust company, pension fund, mutual fund, foundation or similar institutional investor and for purposes of the Direct Payment provisions of Section 4.1 of this Agreement, shall include any nominee of any such Holder.

     Investment -- all investments in any Person, computed in accordance with GAAP, made by stock purchase, capital contribution, loan, advance, extension of credit, or creation or assumption of any other contingent liability or guaranty in respect of any obligation of such Person, or otherwise; provided, however, that in computing any investment in any Person (i) all expenditures for such investment shall be taken into account at the actual amounts thereof in the case of expenditures of cash and at the fair value thereof (as determined in good faith by the Board of Directors of the Company) or depreciated cost thereof (in accordance with GAAP), whichever is greater, in the case of expenditures of Property, (ii) there shall not be included any account or note receivable (including Finance Receivables) from such Person arising from transactions in the ordinary course of business, and (iii) a Guaranty or other contingent liability of any kind in respect of any Debt or other obligation of such Person shall be deemed an Investment equal to the amount of such Debt or obligation.

     Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the title to Property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing or Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Lyndon Subsidiaries" shall mean Lyndon Property Insurance Company, a Missouri corporation, and Lyndon Life Insurance Company, a Missouri corporation.

     Make Whole Amount -- Section 5.l.

     Material Restricted Subsidiary -- any Restricted Subsidiary (i) the assets of which constituted 5% or more of the total consolidated assets of the Company and all of its Restricted Subsidiaries as of December 31, 1995, or (ii) the revenues of which for the twelve months ended December 31, 1995, constituted 5% or more of the total consolidated revenues of the Company and all of its Restricted Subsidiaries for such period.

     Notes -- Section 1.1.

     "Overdue Rate" with respect to any Series of Notes shall mean a rate per annum equal to the lesser of (a) the maximum interest rate permitted by law and
(b) the greater of (x) the prime rate of interest charged by the Chase Manhattan Bank, N.A. or (y) the sum of (i) 2%, plus (ii) the Coupon Rate applicable to such Series.

     Pension Plans -- Section 2.16.

     Person -- an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Property -- any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     Rentals -- all fixed payments which the lessee is required to make by the terms of any lease but shall not include amounts required to be paid in respect of maintenance, repairs, income taxes, property taxes, insurance, interest, assessments, amortization or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

     Restricted Investments -- all Investments other than:

          (a) Investments in direct obligations of the United States of America and obligations of agencies of the United States of America which are backed by the full faith and credit of the United States of America and obligations unconditionally guaranteed by the United States of America, maturing within 12 months from the date of acquisition thereof;

          (b) Investments in certificates of deposit or bankers acceptances maturing within 12 months of the date of issue and issued by any bank having a combined capital, surplus and undivided profits of at least $50,000,000 (or, for purposes only of paragraph (e) hereof, which has total assets of not less than $1,000,000,000) and which is organized and doing business under the laws of the United States of America or which is organized and doing business under the laws of any state of the United States of America and is a member of the Federal Reserve System and the short term debt obligations of which (or of the bank holding company of which such bank is a subsidiary, if such bank does not have any such obligations so rated) are rated P1 or better by Moody's Investors Services, Inc. or Al or better by Standard & Poor's Corporation;

          (c) Investments in readily marketable commercial paper maturing within 270 days of the date of the original issuance thereof, rated A-2 or better by Standard & Poor's Corporation or P-2 or better by Moody's Investors Service, Inc., and issued by corporations which are organized and existing under the laws of the United States of America or any state thereof;

          (d) Investments of the Company and any Restricted Subsidiary in Restricted Subsidiaries and Investments in any Person which will as a result of such Investment become a Restricted Subsidiary;

          (e) Investments by the Company or any Restricted Subsidiary in the publicly traded shares of any established mutual fund the investments of which are limited to securities of the types described in foregoing paragraphs (a), (b), (c) and (f) hereof;

          (f) Investments in municipal obligations maturing within 12 months from the date of acquisition thereof and rated AA or better by Standard & Poor's Corporation or MIG-2 or better by Moody's Investors Services, Inc.; and

          (g) Investments in addition to those described in the foregoing paragraphs (a) through (f) hereof, provided, that the aggregate amount of all Investments made pursuant to the provisions of this paragraph (g) at any one time outstanding shall not exceed an amount equal to 10% of Consolidated Adjusted Net Worth (determined before the inclusion therein of any Restricted Investment).

     Restricted Payment -- Section 7.12.

     Restricted Subsidiary -- a corporation engaged in the Finance Business:

          (a) which is organized under the laws of the United States or a jurisdiction thereof;

          (b) which conducts substantially all of its business and has substantially all of its Property within the United States, or territories and possessions of the United States;

          (c) at least 80% of the capital stock and equity Securities of which are legally and beneficially owned by the Company and its Restricted Subsidiaries; and

          (d) which has been designated in Schedule II hereto or by a resolution of the board of directors of the Company as a Restricted Subsidiary for all purposes of this Agreement.

     The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate any Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) at the time of and after giving effect thereto (x) the Company would be permitted to incur at least $1.00 of additional Senior Debt under the limitations of Section 7.8(a) hereof and (y) no Default or Event of Default will then exist and (ii) a Restricted Subsidiary which has been designated as an Unrestricted Subsidiary may not thereafter be again designated as a Restricted Subsidiary. The Company shall, within 10 days after the designation of any Subsidiary as Restricted or Unrestricted, give written notice of such action to each holder of the Notes.

     Security -- shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     Senior Debt -- of any Person means the Notes (in the case of the Company) and all other Debt of such Person of the types described in clauses (a) through
(d) of the definition of Debt herein, which is not expressed to be subordinate or junior in right of payment to any other Debt.

     Senior Subordinated Note Agreements -- shall mean the Senior Subordinated Note Agreements described in clauses (a) and (b) of the definition of Subordinated Debt contained herein.

     Subordinated Debt -- shall mean and include

          (a) the 10.86% Senior Subordinated Notes, Series D, due May 15, 1998 of the Company issued in the original principal amount of $15,000,000, and from time to time remaining outstanding, under those certain Senior Subordinated Note Agreements, each dated as of May 15, 1990, between the Company and the Purchasers therein named, as amended or modified from time to time (subject however, to the limitations of Section 7.16 hereof);

          (b) the 9.76% Senior Subordinated Notes, due December 15, 1997 of the Company issued in the original principal amount of $20,000,000, and from time to time remaining outstanding, under those certain Senior Subordinated Note Agreements, each dated as of December 1, 1989, between the Company and the Purchasers therein named, as amended or modified from time to time (subject however, to the limitations of Section 7.16 hereof); and

          (c) any other indebtedness of the Company ranking in right of payment on a parity with or junior to the Senior Subordinated Notes described in the preceding clause (a) hereof, and which at all times is evidenced by, or issued under and subject to, a written instrument containing subordination provisions which are substantially identical to the subordination provisions appearing in Section 11 of the Senior Subordinated Note Agreements pursuant to which the Senior Subordinated Notes described in clause (a) hereof were issued, providing for the subordination of such indebtedness to (among other Debt) the Notes and all other Senior Debt of the Company.

     Subsidiary -- of any Person means a corporation of which such Person owns, directly or indirectly, more than 50% of the Voting Stock.

     Subsidiary Stock -- Section 7.4.

     Substantial Part -- as used in Section 7.5 means, when used with respect to Consolidated Total Assets, more than 10% thereof, and when used with respect to Consolidated Adjusted Net Income for any period, more than 10% thereof for such period. Computations pursuant to Section 7.5 shall include dispositions made pursuant to Section 7.4 and computations pursuant to Section 7.4 shall include dispositions made pursuant to Section 7.5.

     Total Consolidated Debt -- means all Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     Unrestricted Subsidiary -- any Subsidiary which is not a Restricted Subsidiary.

     Voting Stock -- Securities of any class or classes of a corporation the holders of which are entitled to vote.

     Wholly-Owned -- when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Debt for borrowed money shall be owned by the Company and/or one or more of its Wholly-Owned Restricted Subsidiaries.

     Section 10.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 10.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person including actions taken by or on behalf of any partnership in which such Person is a general partner.

     Section 10.4. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with Illinois law.

SECTION 11.  PRIORITY.

     The Debt evidenced by the Notes shall rank on a parity with all other Senior Debt of the Company and the Company will at all times maintain all Subordinated Debt from time to time outstanding as subordinate and junior to the Debt evidenced by the Notes and all other Debt to which the same purports to be subordinate and junior as set forth in the instrument or instruments evidencing such Subordinated Debt or pursuant to which the same is issued.

SECTION 12.  MISCELLANEOUS.

     Section 12.1. Notices. (a) All communications under this Agreement or under the Notes shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by overnight courier,

          (1) if to you, at your address appearing on Schedule I to this Agreement, or such other address as you or any subsequent holder of any Note originally issued to you may designate to the Company in writing, or

          (2) if to the Company, at its address referred to in Section 7.3 of this Agreement, marked for Attention: Vice President - Finance, or at such other address as the Company may have furnished in writing to you.

     (b) Any notice so addressed and mailed by registered or certified mail or delivered by overnight courier shall be deemed to be given when received.

     (c) The obligations of the Company to give notice hereunder shall be satisfied if such notice is mailed in the manner hereinabove provided to you at the address most recently furnished to the Company as hereinabove contemplated whether or not the recipients of such notice continue to hold Notes. Substantially concurrently with the mailing by you of a notice to the Company under Section 9.2 hereof, you shall use your best efforts to convey the substance of such notice to the officer of the Company to whom such notice was so mailed, by telephone or telex, but you shall not be liable to anyone for failure so to do and such failure shall not affect the validity of the notice so mailed.

     Section 12.2. Survival. All warranties, representations, and covenants made by the Company herein or in any certificate or other instrument delivered by the Company or on its behalf under this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     Section 12.3. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of, each of the parties hereto. The provisions of this Agreement are intended to be for the benefit of all Holders, from time to time, of the Notes, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by any Purchaser or such Purchaser's successor or assign.

     Section 12.4.  Amendment and Waiver.

     (a) Requirements. This Agreement may be amended, and the observance of any term of this Agreement may be waived, in each case with respect to any Series of Notes, with (and only with) the written consent of the Company and the Holders of at least 66-2/3% in principal amount of the Notes of such Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries and Affiliates); provided, that no such amendment or waiver shall, without the written consent of all of the Holders of such Series, (i) change the rate or the time of payment of interest on the Notes of such Series, or (ii) amend or waive any of the provisions of Section 4.1. 7.16, 9 or 11 hereof; provided further that no such amendment or waiver shall, without the consent of all of the Holders of the Notes, (y) amend or waive any of the provisions of
Section 5.1, 5.3, 5.4, 5.7 or 5.8 hereof or of this Section 12.4 or (z) change the amount or time of any prepayment or payment of principal on the Notes.

     (b) Solicitation of Noteholders. The Company will not, directly or indirectly, solicit, request or negotiate for or with respect to any proposed waiver or amendment with respect to any Series of Notes of any of the provisions of this Agreement or the Notes of such Series unless (i) each Holder of such Series (irrespective of the amount of Notes then owned by it) shall be equally informed thereof by the Company and shall be afforded an equal opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and
(ii) each Holder of Notes of every other Series which is not being requested by the Company to consent to a similar waiver or amendment shall receive from the Company written information with respect to the requested waiver or amendment, as the case may be. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 12.4 shall be delivered by the Company to each such Holder forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes of such Series. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any such Holder as consideration for or as an inducement to the entering into by such Person of any waiver or amendment of any of the terms and provisions of this Agreement unless remuneration is concurrently paid, on the same terms, ratably to all Holders of such Series.

     (c) Binding Effect. Any such amendment or waiver shall apply equally to all the Holders of the Notes of such Series and shall be binding upon them and upon each future Holder of any Note of such Series and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     Section 12.5. Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by each Purchaser at the closing of such Purchaser's purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to such Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 12.6. Severability. In case any provision of this Agreement or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.7. Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                              MERCURY FINANCE COMPANY


                              By
                                          Bradley S. Vallem
                               Assistant Vice President and Treasurer

Accepted as of April 5, 1996:

                              METROPOLITAN LIFE INSURANCE COMPANY


                              By
                                   Its Assistant Vice President



                                             PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                OF NOTES TO BE
              OF PURCHASERS                     PURCHASED

 METROPOLITAN LIFE INSURANCE COMPANY     Series A     $20,000,00
                                                               0
 One Madison Avenue                      Series B     $10,000,00
                                                               0
 New York, New York  10010               Series C     $9,500,000
 Attention:  Treasurer                   Series D         --
 Telecopier Number:  (212) 578-3910

Payments

All payments on or in respect of each Series of the Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as (i) "Mercury Finance Company, 6.76% Senior Notes, Series A, due April 5, 1999, PPN 589395 G# 3, principal or interest," or (ii) "Mercury Finance Company, 6.94% Senior Notes, Series B, due April 5, 2000, PPN 589395 H* 6, principal or interest," or (iii) "Mercury Finance Company, 7.02% Senior Notes, Series C, due April 5, 2001, PPN 589395 H@ 4, principal or interest," as the case may be) to:

     The Chase Manhattan Bank, N.A. (ABA #021000021)
     Metropolitan Branch
     33 East 23rd Street
     New York, New York  10010
     for credit to: Metropolitan Life Insurance Company--Corporate Investments Account Number 002-2-410591

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notice to:

     Metropolitan Life Insurance Company
     Corporate Investments-Capital Markets Group
     One Lincoln Centre
     Suite 800
     Oakbrook Terrace, IL  60181
     Attention:  Vice President
     Telecopier Number:  (708) 916-2575

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5581829


                                             PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                OF NOTES TO BE
              OF PURCHASERS                     PURCHASED

 TEXAS LIFE INSURANCE COMPANY            Series A         --
 Texas Center                            Series B         --
 900 Washington Avenue                   Series C       $500,000
 Waco, Texas  76701                      Series D         --
 Attention:  Treasurer

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Mercury Finance Company, 7.02% Senior Notes, Series C, due April 5, 2001, PPN 589395 H@ 4, principal, premium or interest") to:

     Texas National Bank/Waco (ABA #111-900-523)
     Attention:  Trust Department F/A/0
     Texas Life Insurance Company

     Account Number 80022
     Attention:  Trust

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notice to:

     Metropolitan Life Insurance Company
     Corporate Investments - Capital Markets Group
     One Lincoln Centre
     Suite 800
     Oakbrook Terrace, IL  60181
     Attention:  Vice President
     Telecopier Number:  (708) 916-2575

Name of Nominee in which Notes are to be issued: TNB Stock Company for the account of
                                      Texas Life Insurance Company

Taxpayer I.D. Number:  74-0940890



                                             PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                OF NOTES TO BE
              OF PURCHASERS                     PURCHASED

 PRINCIPAL MUTUAL LIFE INSURANCE                      $11,000,00
 COMPANY                                 Series A              0
 711 High Street                         Series B         --
 Des Moines, Iowa  50392-0800            Series C         --
 Attention:  Investment Department--     Series D         --
 Securities Division
 Regarding Bond Number 1-B-60724
 Telefacsimile:  (515) 248-2490
 Confirmation:  (515) 248-3495

Payments

All payments on or in respect of each Series of Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as "Mercury Finance Company, 6.76% Senior Notes, Series A, due April 5, 1999, PPN 589395 G# 3, Bond Number 1-B-60724, principal, premium or interest" to:

     Norwest Bank Iowa, N.A. (ABA #0730 0022 8)
     7th and Walnut Streets
     Des Moines, Iowa  50309

     for credit to:  Principal Mutual Life Insurance Company
     General Account Number 014752
     Reference:  OBI:  PFGSE(s) I-B-60724

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Department--Accounting & Treasury
     Telefacsimile:  (515) 248-2643

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-012-7290


                                             PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                OF NOTES TO BE
              OF PURCHASERS                     PURCHASED

 PRINCIPAL MUTUAL LIFE INSURANCE
 COMPANY                                 Series A         --
 711 High Street                         Series B         --
 Des Moines, Iowa  50392-0800            Series C         --
 Attention:  Investment Department--     Series D     $4,000,000
 Securities Division
 Regarding Bond Number 16-B-60725
 Telefacsimile:  (515) 248-2490
 Confirmation:  (515) 248-3495

Payments

All payments on or in respect of each Series of Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as "Mercury Finance Company, 7.14% Senior Notes, Series D, due April 5, 2002, PPN 589395 H# 2, Bond Number 16-B-60725, principal, premium or interest" to:

     Norwest Bank Iowa, N.A. (ABA #0730 0022 8)
     7th and Walnut Streets
     Des Moines, Iowa  50309

     for credit to:  Principal Mutual Life Insurance Company
     Separate Account Number 032395
     Reference:  OBI:  PFGSE(s) 16-B-60725

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Department--Accounting & Treasury
     Telefacsimile:  (515) 248-2643

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-012-7290


                                             PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                OF NOTES TO BE
              OF PURCHASERS                     PURCHASED

 PHOENIX HOME LIFE MUTUAL INSURANCE
 COMPANY                                 Series A         --
 c/o Phoenix Duff & Phelps, Inc.         Series B     $5,000,000
 56 Prospect Street                      Series C         --
 P.O. Box 150480                         Series D         --
 Hartford, CT  06105-0480
 Attention:  Private Placements
 Division
           Telecopy Number:  (860) 403-
      5451

Payments

All payments on or in respect of each Series of Notes to be by separate bank wire transfers of Federal or other immediately available funds (identifying each payment as "Mercury Finance Company, 6.94% Senior Notes, Series B, due April 5, 2000, PPN 589395 H* 6 principal, premium or interest") to:

     Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, New York  10005
     FED ABA 021000021
     CHASE NYC/CTR/
     BNF = SSG PRIVATE INCOME PROCESSING/AC-9009000200
     FOR CREDIT TO PHOENIX HOME LIFE
     ACCT. # G05134
     OBI = MERCURY FINANCE COMPANY, PPN = 589395 H* 6, RATE = 6.94%,
           DUE April 5, 2000

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None.

Taxpayer I.D. No.:  06-0493340


                       LIST OF SUBSIDIARIES AND CORPORATE
                           OR JOINT VENTURE AFFILIATES

                                                                                              PERCENTAGE
 A.  OPERATING                       JURISDICTION OF                                              OF
      SUBSIDIARIES                    INCORPORATION            OWNERSHIP IN NAME OF            OWNERSHIP

 Mercury Finance                         Alabama           Mercury Finance Company               100%
   Corporation of Alabama*
 Mercury Finance Company                 Arizona           Mercury Finance Company               100%
   of Arizona*
 Mercury Finance Company                California         Mercury Finance Company               100%
   of California*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Delaware*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Florida**
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Georgia**
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Idaho*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Illinois**
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Indiana*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Iowa*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Kansas*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Kentucky*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Louisiana**
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Michigan*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Mississippi*
 Mercury Finance Company                 Missouri          Mercury Finance Company               100%
   of Missouri*
 Mercury Finance Company                  Nevada           Mercury Finance Company               100%
   of Nevada*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of New Mexico*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of New York*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of North Carolina**
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Ohio*
 MFC Finance Company of                  Delaware          Mercury Finance Company               100%
   Oklahoma*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Pennsylvania*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of South Carolina*
 Mercury Finance Company                Tennessee          Mercury Finance Company               100%
   of Tennessee*
 MFC Finance Company of                  Delaware          Mercury Finance Company               100%
   Texas **
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Utah*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Virginia**
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Washington*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Wisconsin*
 MFC Financial Services,                 Florida           Mercury Finance Company               100%
   Inc.*
 Mercury Finance Company                 Delaware          Mercury Finance Company               100%
   of Colorado*
 Midland Finance Company*                Illinois          Mercury Finance Company               100%
 Gulfco Investment Inc.*                Louisiana          Mercury Finance Company               100%
 Gulfco Finance Company*                Louisiana          Gulfco Investment Inc.                100%

           INSURANCE                 JURISDICTION OF                OWNERSHIP                 PERCENTAGE
          SUBSIDIARIES                INCORPORATION                 IN NAME OF                    OF
                                                                                               OWNERSHIP
 Lyndon Property Insurance               Missouri          Mercury Finance Company               100%
   Company
 Lyndon Life Insurance                   Missouri          Lyndon Property Insurance             100%
   Company                                                 Company

 B.  AFFILIATES
      None

*        Restricted Subsidiary

**       Material Restricted Subsidiary






                                                                    SCHEDULE III

                             MERCURY FINANCE COMPANY
                             Long Term Debt & Swaps
                                  April 5, 1996
                    (MIDLAND FINANCE DEBT LISTED SEPARATELY)

 SORTED IN MATURITY DATE ORDER (with Issue/Maturity Date Subtotals)


                                                                                 Next
                             Principal        Interest     Issue     Maturity   Payment                 Notation      Payment
 Debt Holder                   Amount           Rate       Date        Date    Due Date      Amount      # Days        Basis


 Long Term Debt (Senior)

 Equitable                      13,000,000     6.41%     09/29/92    09/15/96  09/15/96     416,650.00      180       (3,9,/15th)
 Provident Mutual                2,000,000     6.41%     09/29/92    09/15/96  09/15/96      64,100.00      180       (3,9,/15th)
   Total 9/15/96 Maturity       15,000,000

 Principal Mutual               15,000,000     7.67%     03/06/92    03/06/97  09/06/96     575,250.00      180        (3,9,/6th)

 All State                      10,000,000     8.15%     05/22/92    05/22/97  05/22/96     407,500.00      180      (5,11,/22nd)

 State Mutual                    7,500,000     8.15%     05/22/92    05/22/97  05/22/96     306,625.00      180      (5/11,/22nd)
   Total 5/22/97 Maturity       17,500,000

 Bank of America                40,000,000     6.41%     10/20/95    10/20/97  06/15/96     666,244.44       92      (3,6,9,12,/
                                                                                                                           15th)
 Pacific Mutual                 24,000,000     6.29%     07/16/93    12/16/97  06/16/96     754,800.00      180      (6,12,/16th)

 Principal Mutual               35,000,000     6.70%     03/26/93    03/26/96  09/26/96   1,172,500.00      180        (3,9/26th)

 TMG Life Ins Co.                5,000,000     7.16%     06/29/95    06/29/96  06/29/96     179,000.00      180      (6,12,/29th)

 Metropolitan Life Ins Co       20,000,000     7.16%     06/29/95    06/29/96  06/29/96     716,000.00      180      (6,12,/29th)
   Total 6/29/98 Maturity       25,000,000

 Long-Term Credit--Japan        20,000,000     8.62%     12/15/94    12/14/96  06/15/96     876,366.67     183***    (6,12,/15th)

 Nord LB                        10,000,000     8.50%     12/15/94    12/14/96  06/15/96     432,083.33     183***    (6,12,/15th)

 American United Life           10,000,000     6.16%     12/15/93    12/15/96  06/15/96     308,000.00      180      (6,12,/15th)

 Pacific Mutual                 16,000,000     6.16%     12/15/93    12/15/96  06/15/96     492,800.00      180      (6,12,/15th)

 MONY Capital Management        15,000,000     6.16%     12/15/93    12/15/96  06/15/96     462,000.00      180      (6,12,/15th)

 Provident Mutual Life           5,000,000     6.16      12,15/93    12/15/96  06/15/96     154,000.00      180      (6,12,/15th)

 Allstate Life Insurance        10,000,000     6.16%     12/15/93    12/15/96  06/15/96     306,000.00      180      (6,12,/15th)

 Principal Mutual               20,000,000     6.16%     12/15/93    12/15/96  06/15/96     616,000.00      180      (6,12,/15th)
   Total 12/15/96 Maturity      76,000,000

 Industrial Bank of Japan        20,000,00     6.56%     03/22/96    03/22/99  09/22/96     670,577.78    184****     (3,9,/22nd)

 Metropolitan Life Ins Co       20,000,000     7.33%     06/29/96    06/29/99  06/29/96     733,000.00      180      (6,12,/29th)

 Lincoln-Security Life Ins Co    1,000,000     7.33%     06/29/96    06/29/99  06/29/96      36,650.00      180      (6,12,/29th)

 The Lincoln Ntl Life Ins Co     7,500,000     7.33%     06/29/96    06/29/99  06/29/96     274,875.00      180      (6,12,/29th)

 Security-Conn Life Ins. Co.     1,500,000     7.33%     06/29/96    06/29/99  06/29/96      54,975.00      180      (6,12,/29th)
   Total 6/29/99 Maturity       30,000,000

 Nord/LB                        10,000,000     6.66%     03/22/96    03/21/00  09/22/96     340,400.00    184****     (3,9,/22nd)

 Pacific Mutual Life Ins. Co.    8,000,000     7.42%     06/29/96    06/29/00  06/29/96     296,800.00      180      (6,12,/29th)

 American Guardian Life Ins.     3,000,000     7.42%     06/29/96    06/29/00  06/29/96     111,300.00      180      (6,12,/29th)

 PM Group Life Ins. Co.          2,000,000     7.42%     06/29/96    06/29/00  06/29/96      74,200.00      180      (6,12,/29th)

 Allstate Life                  20,000,000     7.42%     06/29/96    06/29/00  06/29/96     742,000.00      180      (6,12,/29th)

 The Lincoln Ntl Life Ins Co    10,000,000     7.42%     06/29/96    06/29/00  06/29/96     371,000.00      180      (6,12,/29th)

 Principal Mutual Life Ins Co   15,000,000     7.42      06/29/96    06/29/00  06/29/96     556,500.00      180      (6,12,/29th)
   Total 6/29/00 Maturity       58,000,000

 Principal Mutual Life Ins Co   10,000,000     7.50%     06/29/96    06/29/01  06/29/96     375,000.00      180      (6,12,/29th)

 Lincoln Ntl Reins.(Barbados)      750,000     7.50%     06/29/96    06/29/01  06/29/96      28,125.00      180      (6,12,/29th)

 London Life Intl Reins Corp       500,000     7.50%     06/29/96    06/29/01  06/29/96      18,750.00      180      (6,12,/29th)

 American States Life Ins Co     1,000,000     7.50%     06/29/96    06/29/01  06/29/96      37,500.00      180      (6,12,/29th)

 The Lincoln Ntl Life Ins Co     5,250,000     7.50%     06/29/96    06/29/01  06/29/96     196,875.00      180      (6,12,/29th)

 Lincoln Ntl Life Reinsurance    1,000,000     7.50%     06/29/96    06/29/01  06/29/96      37,500.00      180      (6,12,/29th)

 Allstate Insurance Co.         10,000,000     7.50%     06/29/96    06/29/01  06/29/96     375,000.00      180      (6,12,/29th)

 Oxford Life Ins Co              1,500,000     7.50%     06/29/96    06/29/01  06/29/96      56,250.00      180      (6,12,/29th)
   Total 6/29/01 Maturity       30,000,000

 Phoenix Amer. Life Ins. Co.     5,000,000     7.59%     06/29/96    06/29/02  06/29/96     189,750.00      180      (6,12,/29th)

 Allstate Insurance Co.         10,000,000     7.59%     06/29/96    06/29/02  06/29/96     379,500.00      180      (6,12,/29th)

 Phoenix Home Life Mutual        2,000,000     7.59%     06/29/96    06/29/02  06/29/96      75,900.00      180      (6,12,/29th)
   Total 6/29/02 Maturity       17,000,000

 Total Senior                  442,500,000

                                     7.01%

 Long Term Debt (Subordinated)

 CIGNA-orig $15mm             12,000,000 #     9.76%     01/11/90    12/15/9706/15/96 #     585,600.00      180      (6,12,/15th)

 Phoenix Mtl Lf-orig $5mm      4,000,000 #     9.76%     12/20/89    12/15/9706/15/96 #     195,200.00      180      (6,12,/15th)
   Total 12/15/97 Maturity    16,000,000

 CIGNA-orig $1.7mm             1,530,000 *    10.86%     05/25/90    05/15/9605/15/96 *      83,079.00      180       (5,11/15th)

 Cnnctct Gnrl-orig $13.3mm    11,970,000 *    10.86%     05/25/90    05/15/9605/15/96 *     649,971.00      180       (5,11/15th)
   Total 5/15/96 Maturity     13,500,000

 Total Subordinated           29,500,000

                                10.26%

 Mercury Sr & Sub Debt     472,000,000

 Overall Sr & Sub Rate           7.21%

 MIDLAND DEBT
 Senior Debt

 Bank One, Chicago             125,000         7.125%    10/30/89    10/31/96  05/31/96       4,489.73     184 ##    (4/30,10/31)

 Bank One, Chicago             125,000         7.125%    10/30/89    10/31/97  05/31/96       4,489.73     184 ##    (4/30,10/31)

 Bank One, Chicago           1,000,000         7.125%

 Total Midland Senior Debt   1,250,000         7.125%

 Subordinated Debt

 Bank One, Chicago                   0         7.375%    10/30/89    10/31/96   11/7/95           0.00     184 ##    (4/30,10/31)
 Total Midland Debt          1,250,000         7.125%                 Prepaid

 Sub. Debt Include Midland  29,500,000        10.263%

 Sur. Debt Include Midland 443,750,000         7.011%
                           473,250,000         7.214%

 Swaps
                                                                                   Next
                                                           Issue      Expiry      Payment
      Debt Holder              Amount         Rate Pd      Date        Date      Due Date      Amount

 Total                               0

 Effective Rate (Swap)             ERR

 Total LT. & Swaps        $473,250,000

 Eff. Rate (Swap & LT)           7.21%

#    Required prepayments of $2,000,000 on 6/15/95, 12/15/95, 6/15/96, 12/15/96, 6/15/97, optional prepayments based on discounted
     PV of Prin & Int payments at lesser of equiv treas + 50 bp or 9.76%
*    Required prepayments of $1,500,000 on 11/15/95, 05/15/96,11/15/96, 05/15/97 and 11/15/97; optional prepayment based on discounted PV of lesser of comparable treas + 50 bp or 10.86%
**   Cap @ 9.5% (any funds over 9.5% are to be paid to Continental Bank)
***  Actual/360 Basis
##   Actual/365 Day Basis

Notes:

(1)  In connection with the Gulfco acquisition, interest payments are made for a $25,000,000 private placement loan.  Payments are made on 1/31 and 7/31 from 1993 through 2001.
(2)  Commitment fees associated with the Revolving Credit Facility are paid on the 5th day at the beginning of each quarter.
(3)  Harris Line of Credit Commitment Fee is paid on 5th day at the beginning of each quarter.



                             MERCURY FINANCE COMPANY

                 6.76% Senior Note, Series A, due April 5, 1999

RA-___                           PPN 589395 G# 3                __________, 1996

$__________

     MERCURY FINANCE COMPANY, a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                              the principal sum of

on April 5, 1999 and to pay interest on the unpaid principal balance hereof (computed on the basis of a 360-day year of twelve 30-day months) from the date of this Note at the rate of 6.76% per annum, semiannually on April 5 and October 5 in each year, commencing October 5, 1996, and to pay on demand interest on any overdue principal and Make Whole Amount (as defined in the Senior Note Agreements), and (to the extent permitted by applicable law) on any overdue installment of interest, at the Overdue Rate (as defined in the Senior Note Agreements). Payments of principal, Make Whole Amount, if any, and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Note is one of the 6.76% Senior Notes, Series A, due April 5, 1999 (the "Series A Notes") of the Company in the aggregate principal amount of $31,000,000 issued or to be issued together with the $29,000,000 aggregate principal amount of the Company's Notes of other Series (such Notes of other Series, together with the Series A Notes, are herein collectively referred to as the "Notes") all under and pursuant to the separate Senior Note Agreements each dated as of April 5, 1996 (the "Senior Note Agreements") between the Company and the respective Purchasers named in Schedule I thereto, and is entitled to the benefits thereof.

     This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     This Note and the other Notes outstanding under said Senior Note Agreements may be declared due prior to their expressed maturity dates all in the events, on the terms and in the manner and amounts as provided in the Senior Note Agreements.

     Except as expressly set forth in Section 5 of the Senior Note Agreements, this Note is not subject to prepayment by the Company prior to its expressed maturity date. This Note and the Senior Note Agreements are governed by and construed in accordance with Illinois law.

                                   MERCURY FINANCE COMPANY


                                   By
                                        Its

                       __________________________________

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE RE-OFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     THIS NOTE MAY BE SUBJECT TO A DIRECT PAYMENT ARRANGEMENT AND, ACCORDINGLY, ANY PROSPECTIVE PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT HEREOF WITH THE COMPANY.



                             MERCURY FINANCE COMPANY

                 6.94% Senior Note, Series B, due April 5, 2000

RB-___                           PPN 589395 H* 6                __________, 1996

$__________

     MERCURY FINANCE COMPANY, a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                              the principal sum of

on April 5, 2000 and to pay interest on the unpaid principal balance hereof (computed on the basis of a 360-day year of twelve 30-day months) from the date of this Note at the rate of 6.94% per annum, semiannually on April 5 and October 5 in each year, commencing October 5, 1996, and to pay on demand interest on any overdue principal and Make Whole Amount (as defined in the Senior Note Agreements), and (to the extent permitted by applicable law) on any overdue installment of interest, at the Overdue Rate (as defined in the Senior Note Agreements). Payments of principal, Make Whole Amount, if any, and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Note is one of the 6.94% Senior Notes, Series B, due April 5, 2000 (the "Series B Notes") of the Company in the aggregate principal amount of $15,000,000 issued or to be issued together with the $45,000,000 aggregate principal amount of the Company's Notes of other Series (such Notes of other Series, together with the Series B Notes, are herein collectively referred to as the "Notes") all under and pursuant to the separate Senior Note Agreements each dated as of April 5, 1996 (the "Senior Note Agreements") between the Company and the respective Purchasers named in Schedule I thereto, and is entitled to the benefits thereof.

     This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     This Note and the other Notes outstanding under said Senior Note Agreements may be declared due prior to their expressed maturity dates all in the events, on the terms and in the manner and amounts as provided in the Senior Note Agreements.

     Except as expressly set forth in Section 5 of the Senior Note Agreements, this Note is not subject to prepayment by the Company prior to its expressed maturity date. This Note and the Senior Note Agreements are governed by and construed in accordance with Illinois law.

                                   MERCURY FINANCE COMPANY


                                   By
                                        Its

                       __________________________________

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE RE-OFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     THIS NOTE MAY BE SUBJECT TO A DIRECT PAYMENT ARRANGEMENT AND, ACCORDINGLY, ANY PROSPECTIVE PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT HEREOF WITH THE COMPANY.



                             MERCURY FINANCE COMPANY

                 7.02% Senior Note, Series C, due April 5, 2001

RC-___                           PPN 589395 H@ 4                __________, 1996

$__________

     MERCURY FINANCE COMPANY, a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                              the principal sum of

on April 5, 2001 and to pay interest on the unpaid principal balance hereof (computed on the basis of a 360-day year of twelve 30-day months) from the date of this Note at the rate of 7.02% per annum, semiannually on April 5 and October 5 in each year, commencing October 5, 1996, and to pay on demand interest on any overdue principal and Make Whole Amount (as defined in the Senior Note Agreements), and (to the extent permitted by applicable law) on any overdue installment of interest, at the Overdue Rate (as defined in the Senior Note Agreements). Payments of principal, Make Whole Amount, if any, and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Note is one of the 7.02% Senior Notes, Series C, due April 5, 2001 (the "Series C Notes") of the Company in the aggregate principal amount of $10,000,000 issued or to be issued together with the $50,000,000 aggregate principal amount of the Company's Notes of other Series (such Notes of other Series, together with the Series C Notes, are herein collectively referred to as the "Notes") all under and pursuant to the separate Senior Note Agreements each dated as of April 5, 1996 (the "Senior Note Agreements") between the Company and the respective Purchasers named in Schedule I thereto, and is entitled to the benefits thereof.

     This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     This Note and the other Notes outstanding under said Senior Note Agreements may be declared due prior to their expressed maturity dates all in the events, on the terms and in the manner and amounts as provided in the Senior Note Agreements.

     Except as expressly set forth in Section 5 of the Senior Note Agreements, this Note is not subject to prepayment by the Company prior to its expressed maturity date. This Note and the Senior Note Agreements are governed by and construed in accordance with Illinois law.

                                   MERCURY FINANCE COMPANY


                                   By
                                        Its

                       __________________________________

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE RE-OFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     THIS NOTE MAY BE SUBJECT TO A DIRECT PAYMENT ARRANGEMENT AND, ACCORDINGLY, ANY PROSPECTIVE PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT HEREOF WITH THE COMPANY.



                             MERCURY FINANCE COMPANY

                 7.14% Senior Note, Series D, due April 5, 2002

RD-___                           PPN 589395 H# 2                __________, 1996

$__________

     MERCURY FINANCE COMPANY, a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns the principal sum of

on April 5, 2002 and to pay interest on the unpaid principal balance hereof (computed on the basis of a 360-day year of twelve 30-day months) from the date of this Note at the rate of 7.14% per annum, semiannually on April 5 and October 5 in each year, commencing October 5, 1996, and to pay on demand interest on any overdue principal and Make Whole Amount (as defined in the Senior Note Agreements), and (to the extent permitted by applicable law) on any overdue installment of interest, at the Overdue Rate (as defined in the Senior Note Agreements). Payments of principal, Make Whole Amount, if any, and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Note is one of the 7.14% Senior Notes, Series D, due April 5, 2002 (the "Series D Notes") of the Company in the aggregate principal amount of $4,000,000 issued or to be issued together with the $56,000,000 aggregate principal amount of the Company's Notes of other Series (such Notes of other Series, together with the Series D Notes, are herein collectively referred to as, the "Notes") all under and pursuant to the separate Senior Note Agreements each dated as of April 5, 1996 (the "Senior Note Agreements") between the Company and the respective Purchasers named in Schedule I thereto, and is entitled to the benefits thereof.

     This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     This Note and the other Notes outstanding under said Senior Note Agreements may be declared due prior to their expressed maturity dates all in the events, on the terms and in the manner and amounts as provided in the Senior Note Agreements.

     Except as expressly set forth in Section 5 of the Senior Note Agreements, this Note is not subject to prepayment by the Company prior to its expressed maturity date. This Note and the Senior Note Agreements are governed by and construed in accordance with Illinois law.

                                   MERCURY FINANCE COMPANY


                                   By
                                        Its

                       __________________________________

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE RE-OFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     THIS NOTE MAY BE SUBJECT TO A DIRECT PAYMENT ARRANGEMENT AND, ACCORDINGLY, ANY PROSPECTIVE PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT HEREOF WITH THE COMPANY.



                DESCRIPTION OF COMPANY COUNSEL'S CLOSING OPINION

     The closing opinion of Mark E. Dapier, General Counsel of the Company, which is called for by Section 3.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers, and shall be to the effect that:

          (1) Organization and Power of the Company -- each of the Company, each of its Material Restricted Subsidiaries and each of the Lyndon Subsidiaries is a duly incorporated and validly existing corporation in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business and own its Property and, in the case of the Company, to execute, deliver and perform the Agreements and to issue, sell and deliver the Notes; all of the outstanding shares of capital stock of each such Material Restricted Subsidiary and each of the Lyndon Subsidiaries are duly authorized, validly issued and fully paid and the Company has good and marketable title to all such shares and all evidences of indebtedness of such Material Restricted Subsidiaries or such Lyndon Subsidiaries, as the case may be, held by the Company or by any Material Restricted Subsidiary are legal, valid and binding obligations enforceable in accordance with their terms, subject to bankruptcy, insolvency or other laws, and legal and equitable principles, limiting or affecting the enforcement of creditor's rights generally;

          (2) Qualification as Foreign Corporations -- each of the Company, each of its Material Restricted Subsidiaries and each of the Lyndon Subsidiaries is duly authorized and has duly qualified to do business under the corporation laws of and is in good standing as a foreign corporation in, each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary and wherein the failure to be so qualified would have a material adverse effect on its businesses or Properties;

          (3) Note Agreements, Notes -- the Agreements and the Notes being delivered to the Purchasers on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), have been duly executed and delivered by the Company, and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency or other laws and legal and equitable principles limiting or affecting the enforcement of creditors' rights generally;

          (4) No Conflict with Certificate of Incorporation, By-Laws or Other Agreements -- the issue and sale of the Notes and the execution and delivery of the Agreements will not conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the Property of the Company or any of its Material Restricted Subsidiaries pursuant to the provisions of, the respective Certificates of Incorporation or By-Laws of such corporations or, to the best of such counsel's knowledge and belief,
     (i) any agreement or other instrument evidencing or under which any indebtedness of the Company or any of its Material Restricted Subsidiaries was issued or (ii) of any order, writ, injunction or decree of any court or governmental instrumentality binding upon the Company or any Material Restricted Subsidiary;

          (5) Governmental Consent, Etc. -- no consent, approval or authorization of any governmental authority is required on the part of the Company in connection with the execution and delivery of the Agreements or the offer, issue, sale or delivery of the Notes pursuant thereto;

          (6) Pending Litigation -- to the best knowledge of such counsel after due inquiry, them are no proceedings pending, or threatened, against or affecting the Company or any of its Restricted Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the Properties, business, profits or condition (financial or otherwise) of the Company or any of its Restricted Subsidiaries, or the ability of the Company to perform its obligations under the Agreements;

          (7) Exempted Offering -- the issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or compliance with any requirement of the Trust Indenture Act of 1939;

          (8) Margin Regulations -- neither the issuance of the Notes nor the use of the proceeds from the sale thereof will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II;

          (9) No Designation, Etc. -- no designation, declaration, filing, registration and/or qualification with any governmental authority is required in connection with the offer, issue, sale or delivery of the Notes;

          (10) Investment Company -- the Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; and

          (11) Holding Company -- the Company is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of either a "holding company" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935.

     Such opinion shall also cover such other matters incident to the transactions contemplated hereby as special counsel to the Purchasers may reasonably request. In rendering the opinions set forth in foregoing paragraphs
(5) and (11), such counsel may state that insofar as laws or regulations of any state or jurisdiction relating to the licensing of Restricted Subsidiaries to engage in the business of lending money are concerned, such opinions are given to the best of such counsel's knowledge and belief without independent investigation.


                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, which is called for by Section 3.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers, and shall cover the matters referred to in paragraphs 3 and 4 (but only as to the actions by the Company and the effect thereof on its Certificate of Incorporation and By-laws), 5 and 7 of Exhibit B and shall be further to the effect that the Company is duly incorporated and a validly existing corporation in good standing under the laws of its state of incorporation and that the Company has all requisite power and authority to execute and deliver the Agreements and issue, sell and deliver the Notes thereunder. Such opinion shall also state that the closing opinion of Mark E. Dapier, General Counsel of the Company delivered pursuant to said Section 3.1 is satisfactory in scope and form to special counsel and that in their opinion the Purchasers are justified in relying thereon, and shall cover such other matters relating to the issuance and sale of the Notes as the Purchasers may reasonably request.